Schedule A

Conditions Precedent to the Closing of the Acquisition

1.1. In accordance with clause two, paragraphs five and six, as well as clause three and clause four of the Commitment, the SELLERS undertook to comply with the following conditions precedent to the closing of the Acquisition:

(i)
to settle the disputes with Banco do Brasil S/A, object of proceedings (a) # 022/1.05.0011412-0, in course before the 2nd Civil Court of the City of Pelotas, State of Rio Grande do Sul, (b) # 022./1.05.0045286-6, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, (c) # 022/1.05.0044002-7, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, and (d) # 022/1.05.0043291-5; in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul;

(ii)
to settle the dispute with the former quotaholder of IRGOVEL, Mr. David Zigart Resyng, object of proceeding # 022/1.05.0030342-9, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul;

(iii)	to provide for a spin-off of IRGOVEL, entailing the assignment to a company to be named by the SELLERS of all title, rights and obligations in connection with:

(a)
Fazenda do Sol Agropecuária Ltda., a limited liability company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 89.629.364/0001-49, headquartered in the city of Arroio Grande, in the State of Rio Grande do Sul, at Vila Chasqueiro, s/ nº, Centro, CEP 96.330-000,

(b)
D’Caju Castanhas do Nordeste Brasileiro S/A, a corporation organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 23.523.392/0001-79, headquartered in the city of Altos, in the State of Piaui, at Rodovia BR 343, s/ nº, Km 28, CEP 64.290-000;

(c)
Cajufrutos Refloretadora e Agropecuária Ltda., a limited liability company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 23.633.787/0001-24, headquartered in the city of Altos, in the State of Piaui, at Rodovia BR 343, s/ nº, Km 28, CEP 64.290-000;

(d)	an office in the city São Paulo, State of São Paulo, located at Avenida Angélica, 511, 15th floor, and its equipment;

(e)	plots of land existing on Rua Joana Neutzling (access to the Sanep water treatment plant) in the city of Pelotas, State of Rio Grande do Sul;

(f)	portions of land on the Passo do Salso, in the city of Pelotas, State of Rio Grande do Sul;

(g)
INSS taxes not including pro-labore (special judicial order); social security contribution – 1988 (special judicial order); ELETROBRÁS credits (12.137 UPS); shares held in Banco Sulbrasileiro, now called Santander.

Schedule B

Unfulfilled Conditions Precedent

Obligations of the Sellers in connection with the Unfulfilled Conditions Precedent

1.1. The following conditions precedent to the closing of the Acquisition have not been finally fulfilled by the SELLERS:

(i)
the obligation to settle the disputes with Banco do Brasil S/A, object of proceedings (a) # 022/1.05.0011412-0, in course before the 2nd Civil Court of the City of Pelotas, State of Rio Grande do Sul, (b) # 022./1.05.0045286-6, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, (c) # 022/1.05.0044002-7, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, and (d) # 022/1.05.0043291-5; in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul;

(ii)
the obligation to settle the dispute with the former quotaholder of IRGOVEL, Mr. David Zigart Resyng, object of proceeding # 022/1.05.0030342-9, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul;

1.2. In view of clause 1.1. above, the SELLERS, until February 14, 2008, 18:00 Brazilian Standard Time, shall present to NutraCea:

(i)
the settlement agreement with respect to proceeding # 022/1.05.0030342-9 executed by David Zigart Resyng, its attorneys, the SELLERS and the SELLERS’ attorneys duly filed with the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul;

(ii)
the settlement agreement with respect to proceedings (a) # 022/1.05.0011412-0, in course before the 2nd Civil Court of the City of Pelotas, State of Rio Grande do Sul, (b) # 022./1.05.0045286-6, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, (c) # 022/1.05.0044002-7, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, and (d) # 022/1.05.0043291-5; in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, duly executed by Banco do Brasil S/A, its attorneys, the SELLERS and the SELLERS’ attorneys, duly filed with the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, or a firm agreement binding upon Banco do Brasil S/A with regard to the settlement of the referenced proceedings.

1.3. Upon the fulfillment and completion of the conditions above, NutraCea shall arrange for the transfer to IRGOVEL of the amounts indicated in the relevant settlements, in accordance with the Agreement, and, upon receiving such amounts, IRGOVEL shall then effect the payment thereof to Banco do Brasil S/A and David Zigart Resyng, in accordance with the terms and conditions of the relevant settlement agreements executed with them.

1.4. Should the obligations referred to in clause 1.2. above not be fulfilled by the SELLERS until the timeframe therein specified, NutraCea shall:

(i)
with respect to proceeding # 022/1.05.0030342-9 initiated by David Zigart Resyng, retain the total amount required by the latter, according to the calculations made by NutraCea, and deposit it into the escrow account, as per the Agreement. NutraCea will then assume the responsibility to settle the dispute with David Zigart Resyng and may henceforward take all the necessary actions it may deem fit as to end litigation. Occasional positive variations with respect the amount retained in the escrow accunt and the actual settlement with Mr. David Zigart (including court expenses, legal fees and any correlate costs incurred by NutraCea as to end litigation) will be released to the SELLERS;

(ii)
with respect to proceedings (a) # 022/1.05.0011412-0, in course before the 2nd Civil Court of the City of Pelotas, State of Rio Grande do Sul, (b) # 022./1.05.0045286-6, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, (c) # 022/1.05.0044002-7, in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, and (d) # 022/1.05.0043291-5; in course before the 5th Civil Court of the City of Pelotas, State of Rio Grande do Sul, initiated by or against, NutraCea may, at its discretion, grant the SELLERS, upon their a request,  an extra 30 (thirty) day period as for them to finally settle the disputes with Banco do Brasil S/A. Should a definitive settlement not be reached within such specified timeframe, NutraCea will retain the total amount relating to the dispute, equivalent to USD 3,864,395.27 (three million, eight hundred sixty-four thousand, three hundred ninety-five US Dollars and twenty-seven cents), and NutraCea and the SELLERS will continue litigation with Banco do Brasil S/A, provided however that the economic benefits that may derive from such litigation will be equally shared between NutraCea and the SELLERS.

Schedule C

Irgovel – Indústria Riograndense de Óleos Vegetais Ltda.

Corporate Capital and respective Allocation among the Sellers

1.1. The corporate capital of IRGOVEL, totally subscribed for and paid-in in national currency, is of R$500.000,00 (five hundred thousand Brazilian Real), allocated among the quotaholders as follows:

QUOTAHOLDERS	INTEREST (%)	PARTICIPATION (R$)
OSMAR TEIXEIRA DO AMARAL BRITO	29,1869	145.934,50
NEWMAN TEIXEIRA DO AMARAL BRITO	13,2480	66.240,00
EDILSON TEIXEIRA DO AMARAL BRITO	27,7498	138.749,00
DARLAN TEIXEIRA DO AMARAL BRITO	9,0361	45.180,50
SAMUEL AMARAL BRITO JUNIOR	11,3974	56.987,00
DARLENE DO AMARAL BRITO COSTA	1,9429	9.714,50
MARIA ZENIA AMARAL BRITO VILELA	1,7026	8.513,00
MARIA HELENA AMARAL BRITO FERREIRA	1,3621	6.810,50
CANDIDA MARIA TEIXEIRA DO AMARAL BRITO	1,3621	6.810,50
HELENA TEIXEIRA BRITO	1,3095	6.547,50
ALDOMIRO PEREIRA FALEIRO	1,7026	8.513,00
TOTAL	100,00	500.000,00

Schedule D

Irgovel – Indústria Riograndense de Óleos Vegetais Ltda.

Business

1.1.	The Business, as developed by IRGOVEL, is comprised of:

(i)	extraction and manufacture of vegetable and animal oils, as well as its sub-products;

(ii)	manufacture of products destined for feeding, as well as animal feed;

(iii)	manufacture of hygiene and cleaning products;

(iv)	import and export of products;

(v)	agriculture and cattle breeding; and

(vi)	commercialization of all products herein referred;

(vii)	the production of rice oil;

(viii)	the production of rice brand livestock feed;

(ix)	the production of the following rice bran derived products:

(a)	Oil;

(b)	Feed;

(c)	Bran;

(d)	Fatty acids; and

(e)	Any other rica bran derived products.

(x)
the company may participate in the capital of other companies, open subsidiaries branches, deposits,  offices, appoint legal representatives anywhere in the country or in other countries, appointing for  every one of those, a separate corporate capital, for tax purposes.

Schedule E

Form of Provisional Closing Statement

This Provisional Closing Statement (the “Statement”), dated as of January 31, 2008 is entered into by and between:

On one side,

(1) NUTRACEA, a corporation organized and in existence accordance with the laws of the State of California, with head offices and legal domicile in the city of Phoenix, State of Arizona, United States of America, located at 5090 N. 40th Street, Ste 400, AZ 85018, herein represented by its Chief Executive Officer, Mr. Bradley Edson, an American citizen, married, businessman, resident and domiciled in the United States of America, with commercial offices located in the city of Phoenix, State of Arizona, at 5090 North 40th Street, Suite 400, AZ 85018 (hereinafter referred to simply as “NutraCea”);

And, on the other,

(2) OSMAR TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Maranhão, 320, 5º andar, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 008.620.458/00;

(3) NEWMAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Albuquerque Lins, 848, apto. 162, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 010.744.748/72;

(4) EDILSON TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Guilherme Wetzel, 355, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 076.735.151/72;

(5) DARLAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, chemical engineer, residing and domiciled Rua Povoas Júnior, 683, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 003.030.031/20;

(6) SAMUEL AMARAL BRITO JÚNIOR, a Brazilian citizen, married, economist, residing and domiciled at Rua T-38, nº 668, apto. 602, Setor Bueno, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 076.429.461/04;

(7) DARLENE DO AMARAL BRITO COSTA, a Brazilian citizen, widow, businesswoman, residing and domiciled at Rua S-51, nº Quadra 59, lote 02, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 692.406.631/34;

(8) MARIA ZENIA AMARAL BRITO VILELA, a Brazilian citizen, married, businesswoman, residing and domiciled at Rua Elvira, 42 Vila Santa Maria de Nazareth, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 283.218.201/15;

(9) MARIA HELENA AMARAL BRITO FERREIRA, a Brazilian citizen, married, businessman, residing and domiciled at Rua J-31, 40, Setor Jaó, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 348.055.591/87;

(10) CANDIDA MARIA TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, single, businessman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 320.240.531/49;

(11) HELENA TEIXEIRA BRITO, Brazilian, widow, businesswoman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 402.934.911/00; and

(12) ALDOMIRO PEREIRA FALEIRO, a Brazilian citizen, widower, businessman, residing and domiciled at Rua 9-B, Quadra J-3. Don Orlando, Lotes 11/17, nº 182, apto. 1.703, Setor Oeste, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 002.799.001/04 (hereinafter referred to collectively simply as “SELLERS”);

And, as Intervening Party,

(13) IRGOVEL – INDÚSTRIA RIOGRANDENSE DE ÓLEOS VEGETAIS LTDA., a limited liability company company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayer’s registration # 87.442.430/0001-41, headquartered in the city of Pelotas, State of Rio Grande do Sul, in the Federative Republic of Brazil, at Avenida Presidente João Goulart, 7351, Distrito Industrial, CEP 96.040-000 (hereinafter referred to simply as “IRGOVEL”):

1.1. Reference is made to the Quotas Purchase and Sale Agreement (the “Agreement”) and to Section III, clause 3.3., executed by and between NutraCea and the Sellers. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

1.2. Pursuant to the terms and conditions of the Agreement the SELLERS declare, acknowledge and confirm that the Purchase Price for the sale and transfer of the Quotas is of USD 12,976,958.00 (twelve million, nine hundred seventy-six thousand, nine hundred fifty-eight US Dollars) calculated as follows:

Basic Purchase Price	USD 14,080,000.00

Inventory of Finished Products	USD 342,264.00

Inventory of work in Progress	USD 290,231.00

Raw materials	USD 53,250.00

Packaging	USD 122,000.00

Non used spare parts	USD 307,612.00

Escrow Amount Deposit	USD 2,022,817.00

Irgovel Liabilities	USD 196,582.00

Purchase Price	USD 12,975,958.00

IN WITNESS WHEREOF, the PARTIES have caused this Statement to be executed by their legal representatives thereunto duly authorized as of January 31, 2008.
PURCHASER:

__________________________________________
NutraCea, a California Corporation
Por/ By : Bradley Edson
Cargo/ Title: Chief Executive Officer

SELLERS:

__________________________________________
DARLAN TEIXEIRA DO AMARAL BRITO

__________________________________________
EDILSON TEIXEIRA DO AMARAL BRITO

[Continued from the Signature Page of the Provisional Closing Statement issued on January 31, 2008 in accordance with the Quotas Purchase and Sale Agreement executed between NutraCea, the Sellers and Irgovel]

BY POWER-OF-ATTORNEY OF:

OSMAR TEIXEIRA DO AMARAL BRITO
NEWMAN TEIXEIRA DO AMARAL BRITO
SAMUEL AMARAL BRITO JÚNIOR
DARLENE DO AMARAL BRITO COSTA
MARIA ZENIA AMARAL BRITO VILELA
MARIA HELENA AMARAL BRITO FERREIRA
CANDIDA MARIA TEIXEIRA DO AMARAL BRITO
HELENA TEIXEIRA BRITO
ALDOMIRO PEREIRA FALEIRO

_______________________________________________________
SIGNS: MARIA DE FATIMA TEIXEIRA DO AMARAL BRITO
INTERVENING PARTY:

IRGOVEL – INDÚSTRIA DE ÓLEOS RIOGRANDENSE LTDA.

__________________________________________	__________________________________________
By:	By:
Title:	Title:

WITNESSES:

_________________________________	_________________________________
NAME:	NAME:
ID:	ID:
TAXPAYER'S REGISTRATION:	TAXPAYER'S REGISTRATION:

Schedule F

Irgovel – Indústria Riograndense de Óleos Vegetais Ltda.

Financial Statements

Schedule G

Form of Amendment to the Articles of Association of Irgovel

IRGOVEL – INDÚSTRIA RIOGRANDENSE DE ÓLEOS VEGETAIS LTDA.

Commercial Registry ID No. 43.200.164.185

Taxpayer’s Registration No. 87.442.430/0001-41

AMENDMENT AND RESTATEMENT OF ARTICLES OF ASSOCIATION

By this instrument, the parties below:

A.
OSMAR TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Maranhão, 320, 5th floor, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 008.620.458/00;

B.
NEWMAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Albuquerque Lins, 848, apto. 162, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 010.744.748/72;

C.
EDILSON TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Guilherme Wetzel, 355, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 076.735.151/72;

D.
DARLAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, chemical engineer, residing and domiciled Rua Povoas Júnior, 683, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 003.030.031/20;

E.
SAMUEL AMARAL BRITO JÚNIOR, a Brazilian citizen, married, economist, residing and domiciled at Rua T-38, nº 668, apto. 602, Setor Bueno, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 076.429.461/04;

F.
DARLENE DO AMARAL BRITO COSTA, a Brazilian citizen, widow, businesswoman, residing and domiciled at Rua S-51, nº Quadra 59, lote 02, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 692.406.631/34;

G.
MARIA ZENIA AMARAL BRITO VILELA, a Brazilian citizen, married, businesswoman, residing and domiciled at Rua Elvira, 42 Vila Santa Maria de Nazareth, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 283.218.201/15;

H.
MARIA HELENA AMARAL BRITO FERREIRA, a Brazilian citizen, married, businessman, residing and domiciled at Rua J-31, 40, Setor Jaó, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 348.055.591/87;

I.
CANDIDA MARIA TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, single, businessman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 320.240.531/49;

J.	HELENA TEIXEIRA BRITO, Brazilian, widow, businesswoman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 402.934.911/00;

K.
ALDOMIRO PEREIRA FALEIRO, Brazilian, widower, businessman, residing and domiciled at Rua 9-B, Quadra J-3. Don Orlando, Lotes 11/17, nº 182, apto. 1.703, Setor Oeste, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 002.799.001/04;

The SOLE QUOTAHOLDERS of the company IRGOVEL – INDÚSTRIA RIOGRANDENSE DE ÓLEOS VEGETAIS LTDA., taxpayer’s registration no. 87.442.430/0001-41, hearquartered in the city of Pelotas, State of Rio Grande do Sul, at Avenida Presidente João Goulart, 7351, Distrito Industrial, CEP 96.040-000 (“Company”), with Articles of Association registered before the Commercial Registry of the State of Rio Grande do Sul (JUCERGS) on 18th January 1972, under no. 350259, Commercial Registry ID no. 43.200.164.185 and last amendment and restatement of articles of association registered under no. 2924943, by decision dated 8th January 2008:

have agreed to amend the articles of association as follows:

I.	ASSIGNMENT AND TRANSFER OF QUOTAS

FOUNDING QUOTAHOLDERS TO NUTRA SA, LLC

1.1.
The quotaholders (a) Osmar Teixeira do Amaral Brito, (b) Newman Teixeira do Amaral Brito, (c) Edilson Teixeira do Amaral Brito, (d) Darlan Teixeira do Amaral Brito, (e) Samuel Amaral Brito Júnior, (f) Darlene do Amaral Brito Costa, (g) Maria Zenia Amaral Brito Vilela, (h) Maria Helena Amaral Brito Ferreira, (i) Candida Maria Teixeira do Amaral Brito, (j) Helena Teixeira Brito, e (k) Aldomiro Pereira Faleiro, all qualified above, (“Founding Quotaholders”), assign and transfer to NUTRA SA LLC, a limited liability company organized and existing in accordance wiht the laws of the State of Delaware, United States of América, taxpayer’s registration no. (●), hearquartered in the city of Wilmington, State of Delaware,,United States of América, at 2711 Centerville Road Suite 400, in this act represented by its attorney-in-fact, Mr. George Pikielny, a Brazilian citizen, married, business administrator, registered with the Regional Administration Council under no. 3095, bearer of identity card no. 2.160.786 SSP/SP and taxpayer’s registration no. 004.756.538-15, residing and domiciled in the city of São Paulo, State of São Paulo, Federative Repúblic of Brazil, with offices at Rua Joaquim Floriano, 243 – conjunto 113, CEP 04534-010, pursuant to the power of attorney granted on January 31, 2008 (“NUTRA SA”), the totality of their respective equity interest in the corporate capital of the Company, as per Schedule I hereto, equivalent to 500.000 (five hundred thousand) quotas, with par value of R$ 1,00 (one Brazilian Real) each, representing 100% (one hundred percent) of the corporate capital of the Company, which quotas are duly subscribed for and paid-in, as well as free and clear of any liens or encumbrances of any kind.

1.2.	In view of provision 1.1. above, the Founding Quotaholders withdraw from the Company and NUTRA SA is therein admitted.

1.3.
The Founding Quotaholders, now withdrawing from the Company, and the new quotaholder, NUTRA SA, which is herein admitted in the Company, reciprocally grant full, general and irrevocable release with respect to the assignment and transfer of quotas mentioned above, waiving any further recourse against each other, for whatever reason or pretext.

1.4.
Further, the Founding Quotaholders grant the Company full, general and irrevocable release with respect to the respective equity participations held by them in the Company until the date hereof, as indicated in Schedule I hereto, including, without limitation, profits, credits or any other rights of any kind susceptible of being exercised against the Company.

NUTRA SA, LLC TO NUTRACEA, A CALIFORNIA CORPORATION

Nutra SA, legitimate owner of 500.000 quotas, with par value of R$ 1,00 (one Brazilian Real) each, representing 100% (one hundred percent) of the corporate capital of the Company, due to the assignment and transfer of the quotas above, assigns and transfers 50 (fifty) quotas, with par value of R$ 1,00 (one Brazilian Real) each, representing 0,01% of the corporate capital of the Company, to NutraCea, a corporation organized and in existence accordance with the laws of the State of California, with head offices and legal domicile in the city of Phoenix, State of Arizona, United States of America, located at 5090 N. 40th Street, Ste 400, AZ 85018 (“NutraCea”).

1.5.	In view of provision 1.5 above, NutraCea is hereby admitted in the Company.

1.6.
The quotaholder Nutra SA and NutraCea hereby reciprocally grant full, general and irrevocable release with respect to the assignment and transfer of quotas mentioned above, waiving any further recourse against each other, for whatever reason or pretext.

1.7.
Further, the quotaholder Nutra SA grants the Company full, general and irrevocable release with respect to the equity participation held by it in the Company, including, without limitation, profits, credits or any other rights of any kind susceptible of being exercised against the Company.

II.	AMENDMENT TO CLAUSE FIVE OF THE ARTICLES OF ASSOCIATION

2.1.
In view of the assignments and transfers of quotas indicated in Section I above, and the resolutions below, clause five of the articles of association, relating to the corporate capital of the company, duly renumbered as per the provisions herein, is hereafter referred to as clause four and reads as follows:

“CLAUSE FOUR – CORPORATE CAPITAL

The corporate capital, totally subscribed for and paid-in in national currency, is of R$ 500.000,00 (five hundred thousand Brazilian Real), divided into 500.000 (five hundred thousand) quotas, with par value of R$ 1,00 (one Brazilian Real) each, allocated among the quotaholders as follows:

Quotaholders	Quotas	%	Amount – R$
NUTRA SA, LLC	499.950	99,99	499.950,00
NUTRACEA	50	0,01	50,00
Total	500.000	100,00	500.000,00

Sole Paragraph

Each quotaholder's liability is limited to the value of its quotas, but quotaholders shall be jointly liable for the paying up of the totality of the subscribed capital, in accordance with Article 1,052 of the Brazilian Civil Code.”

III.	MODIFICATION OF THE CORPORATE NAME OF THE COMPANY

3.1.	The quotaholders herein admitted in the Company decide to modify its corporate name from Irgovel – Indústria Riograndense de Óleos Vegetais Ltda. to (●).

IV.	AMENDMENT TO CLAUSE ONE AND TWO OF THE ARTICLES OF ASSOCIATION

4.1.
In view of provision 3.1. above, the quotaholders decide to modify the reading of clause one of the Articles of Association of the Company and to insert therein pertinent provisions with respect to its headquarters and jurisdiction. Finally, the quotaholders decide to include in the same provision an express reference allowing the Company to open branches, sub-offices and other annexes either in Brazil or overseas.

4.2.	Due to these decisions, clause one of the Articles of Association of the Company hereafter reads as follows:

“CLAUSE ONE – CORPORATE NAME AND HEADQUARTERS

The Company shall operate under the name of (●) and shall have its headquarters and legal domicile in the city of Pelotas, State of Rio Grande Sul, at Avenida Presidente João Goulart, 7351, Distrito Industrial, Zip Code 96040-000.

Sole Paragraph

The Company may open, maintain and close branches, sub-offices and other annexes either in Brazil and overseas, with the prior approval of quotaholders representing 3/4 (three fourths) of the corporate capital of the Company.”

V.	RENUMBERING AND MODIFICATION OF THE PREVIOUS CLAUSE THREE OF THE ARTICLES OF ASSOCIATION

5.1.
In view of (a) the modifications mentioned in Section IV and (b) and the need to rearrange the corporate purpose of the Company, due to the transfer of its corporate control, as indicated in Section I above, the new clause two of the Articles of Association hereafter reads as follows, already considering the renumbering of the clauses hereof:

“CLAUSE TWO – CORPORATE PURPOSE

The purpose of the Company is:

(a) ...........”

VI.	ALTERAÇÃO DA ANTIGA CLÁUSULA QUARTA DO CONTRATO SOCIAL

6.1.	The previous clause four of the Articles of Association is hereafter renumbered as clause three and altered as indicated below:

“CLAUSE THREE – DURATION

The duration of the Company shall be indefinite.”

VII.	AMENDMENT TO CLAUSE SIX OF THE ARTICLES OF ASSOCIATION

7.1.
The previous clause six of the Articles of Association, in connection with the“Sale, Assignment and Transfer of Capital Quotas and Termination of the Company with regard to One Quotaholder”, is hereby renumbered to clause five of the Articles of Association, and hereafter relates to the preemptive rights of the majority quotaholder with respect to the transfer of the quotas of the minority quotaholder, and reads as follows:

“CLAUSE FIVE - PREVIOUS CONSENT

The quotas are indivisible with respect to the Company. The minority quotaholder may not alienate, assign, pledge or encumber its quotas or preemptive rights for the acquisition of new quotas, without having previously obtained the consent, in writing, of the majority quotaholder.”

7.2.
The issues mentioned in the previous clause six of the Articles of Association, i.e., the “Sale, Assignment and Transfer of Capital Quotas and Termination of the Company with regard to One Quotaholder”, are hereafter included, with different contractual treatment, in clause eight hereof.

VIII.	AMENDMENT TO CLAUSE SIX OF THE ARTICLES OF ASSOCIATION:

8.1. The previous clause eight of the Articles of Association, regarding the management of the Company, hereafter is renumbered as clause six and reads as follows:

“CLAUSE SIX – MANAGEMENT OF THE COMPANY

The management of the Company shall be incumbent upon (●) Administrators, whether or not quotaholders thereof, residing and domiciled in Brazil, who shall act under the title of (●), respectively, and will be appointed in a separate document by quotaholders representing, as the case may be, the totality of the capital subscribed for, while payment thereof is pending, or at least 3/4 (three fourths) of the corporate capital, when fully paid-in.

First Paragraph

All acts and documents will be performed and executed on the behalf of the Company either by (i) two Administrators, jointly, or (ii) one Administrator, together with one attorney-in-fact, appointed pursuant to the third paragraph of this clause six.

If previously and expressly authorized in writing by quotaholders representing 3/4 of the corporate capital, the Company may be represented by any of the Administrators or by one single attorney-in-fact, specifically for the performance of the act and/or the execution of the document for which an approval has been granted in the form above.

Second Paragraph

Irrespective of any limitations herein, the following acts may only be performed or taken by the Administrators, or by any attorney-in-fact appointed by the Administrators, if a prior approval in writing of quotaholders representing 3/4 of the corporate capital of the Company has been granted:

a.	the opening and closing of branches and sub-offices of the Company;

b.	the acquisition, alienation, transfer, assignment, encumbrance or leasing of any real estate property or assets of the Company;

c.	the acquisition, alienation and encumbrance of equity participation, profit, shares, quotas or rights held by the Company in other companies or undertakings;

d.
the assumption of obligations or the conclusion of any businesses in a amount higher than R$ (●) (●), at any time, or businesses for which investments by the Company for a period longer than 12 (twelve) months individually or in totum are necessary;

e.	the borrowing and lending of any amounts or to third parties;

f.
any negotiation on the behalf of the Company, including the approval of the execution of any agreements and amendments thereto outside normal business or unrelated to the corporate purpose, including, among others: (i) granting of loans and financing, (ii) the granting of securities of anticipated payments, and (iii) businesses with any of the quotaholders, administrators or employees of the Company or with a natural person or legal entity that owns the control of or is controlled by said quotaholders, administrators or employees or relatives of any of them;

g.	the nomination of independent auditors for the Company;

h.	the nomination of any attorneys-in-fact to act on behalf of the Company; and

i.
the performance of any acts or the execution of any documents contemplating any judicial settlement, extrajudicial or judicial recovery proceedings, bankruptcy or insolvency of the Company, as well as the merger, spin-off or amalgamation thereof with any other company, and the recommendation for any of these operations.

Third Paragraph

Further to Clause Six, Second Paragraph, item (h) above, the Company, represented either by two Administrators or, as long as a prior written approval has been granted by the quotaholders, as per the First Paragraph of Clause Six above, by any of the Administrators, may appoint an attorney-in-fact or attorneys-in-fact to represent it, both in and out of court, for the performance of any acts, in the manner established by the respective power of attorney. The powers of attorney shall be valid for no longer that 1 (one) year, except for the powers of attorney granted for judicial representation, which may be granted for indefinite term.

Fourth Paragraph

The Administrators or attorneys-in-fact of the Company may not use its corporate name outside of the activities foreseen in the corporate purpose of the Company, as per the provisions hereof.”

IX.	AMENDMENT TO CLAUSE SEVEN OF THE ARTICLES OF ASSOCIATION

9.1.
The previous clause seven of the Articles of Association, regarding the “Fiscal Year, Financial Statements and Distribution of Profits”, hereafter relates to the approval of decisions by the quotaholders and reads as follows:

“CLAUSE SEVEN – RESOLUTIONS OF THE QUOTAHOLDERS

Except for matters for which approval the Articles of Association or applicable laws may require a higher quorum, quotaholders' resolutions concerning any other matters relating to the Company shall require the approval of quotaholders holding 3/4 (three fourths) of the quotas representing the corporate capital of the Company.

First Paragraph

Each quota in which the corporate capital is divided entitles the quotaholder to one vote with respect to quotaholders’ resolutions. Quotaholders’ resolutions shall be passed in Quotaholders’ Meetings, of which the respective minutes shall be drafted, filed at the headquarters of the Company, and registered with the competent Commercial Registry whenever the decisions contained therein shall have an effect before third parties. The validity of any Qutaholders’ Resolution or Amendment to the Articles of Association is dependant solely on the approval of quotaholder(s) representing the quorum necessary for the approval of the respective resolutions, in accordance with the law or these Articles of Association.

Second Paragraph

Quotaholders’ Meetings will be called whenever a resolution on any matter subject to the approval of the quotaholders, in accordance with the applicable law or these Articles of Association, is necessary. The meetings may be called by any of the quotaholders, by written notice (which receipt may be verified) sent at least 8 (eight) days in advance to the addresses of the quotaholders contained in the last amendment to the Articles of Association of the Company then in force. The call shall contain the date, time and place of the meeting called, as well as the matters that shall be therein discussed. The requisites for the call may be waived if all quotaholders are present at the meeting.

Third Paragraph

Except for matters for which approval applicable laws or the Articles of Association require a higher resolution quorum, the meetings shall be held with the presence of quotaholders representing at least 50% (fifty percent) plus one quota of the corporate capital of the Company. The president and secretary of the meeting shall be nominated by the quotaholders present.

Fourth Paragraph

Any amendments to the Articles of Association, including for the exclusion of quotaholder, in the circumstances allowed by applicable law and specially article 1.085 of the Civil Code, or the transformation of the company into another corporate entity, including a corporation, shall be valid and effective when executed by quotaholders holding quotas that represent 3/4 (three fourths) of the corporate capital.

Fifth Paragraph

In until 4 (four) months after the end of each fiscal year, a quotaholders’ meeting shall be called as to approve the Administrators’ accounts and Financial Statements, the Administrators being responsible for calling the Quotaholders’ Meeting.”

9.2.	The matters mentioned in the previous clause seven of the Articles of Association are hereafter included in clause nine.

X.	EXCLUSION OF THE PREVIOUS CLAUSES NINE AND TEN OF THE ARTICLES OF ASSOCIATION

10.1.	Clauses nine and ten of the Articles of Association, in connection, respectively, with the “Amendment to the Articles of Association” and “Final Provisions” are hereby excluded.

10.2.	The matters previously inserted in clause ten of the Articles of Association are hereafter included in clause eleven, as per the provisions below.

XI.	NEW CLAUSE EIGHT OF THE ARTICLES OF ASSOCIATION

11.1. The new clause eight of the Articles of Association, read as indicated below, hereafter relates to the withdrawal of the quotaholders and encompasses the matters regulated in the previous clause six:

“CLAUSE EIGTH – WITHDRAWAL OF QUOTAHOLDERS

In the event of exclusion, bankruptcy, insolvency, death or withdrawal of a quotaholder, the Company shall not be dissolved but shall continue its activities with the remaining quotaholder, which will have 180 (one hundred and eighty) days to appoint a third party for the purpose of continuing the activities of the Company.

Sole Paragraph

The assets of an excluded, bankrupt, insolvent, deceased or withdrawing quotaholder shall be assessed based on the net equity of the Company, as indicated in a balance sheet specially drafted for these purposes, and shall be paid to whoever is legally entitled to payment.. Such payment shall be effected in up to 12 (twelve) monthly and successive installments, without interest, duly adjusted by the IGPM-FGV Index (General Market Prices Index, assessed and disclosed by Fundação Getúlio Vargas), or should this index become extinct, by any other index that substitutes it, being the first installment due in 30 (thirty) days as of the execution of the respective amendment to these Articles of Association and the further installments due on the same day of the subsequent months.”

XII.	NEW CLAUSE NINE OF THE ARTICLES OF ASSOCIATION

12.1. New clause nine of the articles of association, read as indicated below, hereafter relates to the fiscal year to be followed by the Company, encompassing, with different contractual treatment, the matters regulated by the previous clause seven:

“CLAUSE NINE – FISCAL YEAR

The fiscal year shall begin on January 1st and end on December 31st of each year. The Financial Statements required by law shall be prepared on December 31st of each year.

First Paragraph

The quotaholders shall decide on the distribution of profits accrued by the Company, in accordance with the applicable legislation, following the proportion held by each quotaholder in the corporate capital of the Company.

Second Paragraph

The Company may prepare intermediary balance sheets whenever convenient and distribute the profits then assessed.”

XIII.	NEW CLAUSE TEN OF THE ARTICLES OF ASSOCIATION

13.1. The new clause ten of the articles of association, read as indicated below, hereafter relates to the liquidation of the Company, as follows:

“CLAUSE TEN – LIQUIDATION

The Company shall be liquidated by resolution of quotaholders representing 3/4 (three fourths) of the corporate capital or upon the occurrence of the events contemplated by law. Referred quotaholders representing 3/4 (three fourths) of the corporate capital shall have the right to appoint the liquidator.”

XIV.	INCLUSION OF CLAUSE ELEVEN AND TWELVE OF THE ARTICLES OF ASSOCIATION

14.1. (A) Clause eleven, which hereafter regulates the matters mentioned in the previous clause ten of the articles of association, and (b) clause twelve, regarding the jurisdiction elected to resolve disputes on the interpretation and execution of the Articles of Association, are hereby included and read as follows:

“CLAUSE ELEVEN – APPLICABLE LAW

The Company and the relationship between the Company and its quotaholders and between the quotaholders shall be governed by these Articles of Association, and in the cases not foreseen in this instrument by the provisions of the specific legislation that governs this type of corporate entity. Further, if there is an omission in the aforementioned legislation, Law 6,404 of 1976, governing corporations, shall be complementarily applied.

CLÁUSULA TWELVE – JURISDICTION

The Parties elect the Courts of the State of São Paulo, with the exclusion of any other as privileged as they may be, to resolve all doubts and questions arising from this instrument.”

XV.	RESTATEMENT OF THE ARTICLES OF ASSOCIATION

15.1. In view of the foregoing, the quotaholders agree to amend and restate the Articles of Association of the Company, which shall hereafter read as follows:

(NEW CORPORATE NAME)

ARTICLES OF ASSOCIATION

CLAUSE ONE – CORPORATE NAME AND HEADQUARTERS

The Company shall operate under the name of (●) and shall have its headquarters and legal domicile in the city of Pelotas, State of Rio Grande Sul, at Avenida Presidente João Goulart, 7351, Distrito Industrial, Zip Code 96040-000.

Sole Paragraph

The Company may open, maintain and close branches, sub-offices and other annexes either in Brazil and overseas, with the prior approval of quotaholders representing 3/4 (three fourths) of the corporate capital of the Company.

CLAUSE TWO – CORPORATE PURPOSE

The purpose of the Company is:

(a) ...........”

CLAUSE THREE – DURATION

The duration of the Company shall be indefinite.

CLAUSE FOUR – CORPORATE CAPITAL

The corporate capital, totally subscribed for and paid-in in national currency, is of R$ 500.000,00 (five hundred thousand Brazilian Real), divided into 500.000 (five hundred thousand) quotas, with par value of R$ 1,00 (one Brazilian Real) each, allocated among the quotaholders as follows:

Quotaholders	Quotas	%	Amount – R$
NUTRA SA, LLC	499.950	99,99%	499.950,00
NUTRACEA	50	50,00	499.950,00
Total	500.000	100,00	500.000,00

Sole Paragraph

Each quotaholder's liability is limited to the value of its quotas, but quotaholders shall be jointly liable for the paying up of the totality of the subscribed capital, in accordance with Article 1,052 of the Brazilian Civil Code.

CLAUSE FIVE - PREVIOUS CONSENT

The quotas are indivisible with respect to the Company. The minority quotaholder may not alienate, assign, pledge or encumber its quotas or preemptive rights for the acquisition of new quotas, without having previously obtained the consent, in writing, of the majority quotaholder.

CLAUSE SIX – MANAGEMENT OF THE COMPANY

The management of the Company shall be incumbent upon (●) Administrators, whether or not quotaholders thereof, residing and domiciled in Brazil, who shall act under the title of (●), respectively, and will be appointed in a separate document by quotaholders representing, as the case may be, the totality of the capital subscribed for, while payment thereof is pending, or at least 3/4 (three fourths) of the corporate capital, when fully paid-in.

First Paragraph

All acts and documents will be performed and executed on the behalf of the Company either by (i) two Administrators, jointly, or (ii) one Administrator, together with one attorney-in-fact, appointed pursuant to the third paragraph of this clause six.

If previously and expressly authorized in writing by quotaholders representing 3/4 of the corporate capital, the Company may be represented by any of the Administrators or by one single attorney-in-fact, specifically for the performance of the act and/or the execution of the document for which an approval has been granted in the form above.

Second Paragraph

Irrespective of any limitations herein, the following acts may only be performed or taken by the Administrators, or by any attorney-in-fact appointed by the Administrators, if a prior approval in writing of quotaholders representing 3/4 of the corporate capital of the Company has been granted:

a.	the opening and closing of branches and sub-offices of the Company;

b.	the acquisition, alienation, transfer, assignment, encumbrance or leasing of any real estate property or assets of the Company;

c.	the acquisition, alienation and encumbrance of equity participation, profit, shares, quotas or rights held by the Company in other companies or undertakings;

d.
the assumption of obligations or the conclusion of any businesses in a amount higher than R$ (●) (●), at any time, or businesses for which investments by the Company for a period longer than 12 (twelve) months individually or in totum are necessary;

e.	the borrowing and lending of any amounts or to third parties;

f.
any negotiation on the behalf of the Company, including the approval of the execution of any agreements and amendments thereto outside normal business or unrelated to the corporate purpose, including, among others: (i) granting of loans and financing, (ii) the granting of securities of anticipated payments, and (iii) businesses with any of the quotaholders, administrators or employees of the Company or with a natural person or legal entity that owns the control of or is controlled by said quotaholders, administrators or employees or relatives of any of them;

g.	the nomination of independent auditors for the Company;

h.	the nomination of any attorneys-in-fact to act on behalf of the Company; and

i.
the performance of any acts or the execution of any documents contemplating any judicial settlement, extrajudicial or judicial recovery proceedings, bankruptcy or insolvency of the Company, as well as the merger, spin-off or amalgamation thereof with any other company, and the recommendation for any of these operations.

Third Paragraph

Further to Clause Six, Second Paragraph, item (h) above, the Company, represented either by two Administrators or, as long as a prior written approval has been granted by the quotaholders, as per the First Paragraph of Clause Six above, by any of the Administrators, may appoint an attorney-in-fact or attorneys-in-fact to represent it, both in and out of court, for the performance of any acts, in the manner established by the respective power of attorney. The powers of attorney shall be valid for no longer that 1 (one) year, except for the powers of attorney granted for judicial representation, which may be granted for indefinite term.

Fourth Paragraph

The Administrators or attorneys-in-fact of the Company may not use its corporate name outside of the activities foreseen in the corporate purpose of the Company, as per the provisions hereof.

CLAUSE SEVEN – RESOLUTIONS OF THE QUOTAHOLDERS

Except for matters for which approval the Articles of Association or applicable laws may require a higher quorum, quotaholders' resolutions concerning any other matters relating to the Company shall require the approval of quotaholders holding 3/4 (three fourths) of the quotas representing the corporate capital of the Company.

First Paragraph

Each quota in which the corporate capital is divided entitles the quotaholder to one vote with respect to quotaholders’ resolutions. Quotaholders’ resolutions shall be passed in Quotaholders’ Meetings, of which the respective minutes shall be drafted, filed at the headquarters of the Company, and registered with the competent Commercial Registry whenever the decisions contained therein shall have an effect before third parties. The validity of any Qutaholders’ Resolution or Amendment to the Articles of Association is dependant solely on the approval of quotaholder(s) representing the quorum necessary for the approval of the respective resolutions, in accordance with the law or these Articles of Association.

Second Paragraph

Quotaholders’ Meetings will be called whenever a resolution on any matter subject to the approval of the quotaholders, in accordance with the applicable law or these Articles of Association, is necessary. The meetings may be called by any of the quotaholders, by written notice (which receipt may be verified) sent at least 8 (eight) days in advance to the addresses of the quotaholders contained in the last amendment to the Articles of Association of the Company then in force. The call shall contain the date, time and place of the meeting called, as well as the matters that shall be therein discussed. The requisites for the call may be waived if all quotaholders are present at the meeting.

Third Paragraph

Except for matters for which approval applicable laws or the Articles of Association require a higher resolution quorum, the meetings shall be held with the presence of quotaholders representing at least 50% (fifty percent) plus one quota of the corporate capital of the Company. The president and secretary of the meeting shall be nominated by the quotaholders present.

Fourth Paragraph

Any amendments to the Articles of Association, including for the exclusion of quotaholder, in the circumstances allowed by applicable law and specially article 1.085 of the Civil Code, or the transformation of the company into another corporate entity, including a corporation, shall be valid and effective when executed by quotaholders holding quotas that represent 3/4 (three fourths) of the corporate capital.

Fifth Paragraph

In until 4 (four) months after the end of each fiscal year, a quotaholders’ meeting shall be called as to approve the Administrators’ accounts and Financial Statements, the Administrators being responsible for calling the Quotaholders’ Meeting.

CLAUSE EIGTH – WITHDRAWAL OF QUOTAHOLDERS

In the event of exclusion, bankruptcy, insolvency, death or withdrawal of a quotaholder, the Company shall not be dissolved but shall continue its activities with the remaining quotaholder, which will have 180 (one hundred and eighty) days to appoint a third party for the purpose of continuing the activities of the Company.

Sole Paragraph

The assets of an excluded, bankrupt, insolvent, deceased or withdrawing quotaholder shall be assessed based on the net equity of the Company, as indicated in a balance sheet specially drafted for these purposes, and shall be paid to whoever is legally entitled to payment.. Such payment shall be effected in up to 12 (twelve) monthly and successive installments, without interest, duly adjusted by the IGPM-FGV Index (General Market Prices Index, assessed and disclosed by Fundação Getúlio Vargas), or should this index become extinct, by any other index that substitutes it, being the first installment due in 30 (thirty) days as of the execution of the respective amendment to these Articles of Association and the further installments due on the same day of the subsequent months.

CLAUSE NINE – FISCAL YEAR

The fiscal year shall begin on January 1st and end on December 31st of each year. The Financial Statements required by law shall be prepared on December 31st of each year.

First Paragraph

The quotaholders shall decide on the distribution of profits accrued by the Company, in accordance with the applicable legislation, following the proportion held by each quotaholder in the corporate capital of the Company.

Second Paragraph

The Company may prepare intermediary balance sheets whenever convenient and distribute the profits then assessed

CLAUSE TEN – LIQUIDATION

The Company shall be liquidated by resolution of quotaholders representing 3/4 (three fourths) of the corporate capital or upon the occurrence of the events contemplated by law. Referred quotaholders representing 3/4 (three fourths) of the corporate capital shall have the right to appoint the liquidator.

CLAUSE ELEVEN – APPLICABLE LAW

The Company and the relationship between the Company and its quotaholders and between the quotaholders shall be governed by these Articles of Association, and in the cases not foreseen in this instrument by the provisions of the specific legislation that governs this type of corporate entity. Further, if there is an omission in the aforementioned legislation, Law 6,404 of 1976, governing corporations, shall be complementarily applied.

CLÁUSULA TWELVE – JURISDICTION

The Parties elect the Courts of the State of São Paulo, with the exclusion of any other as privileged as they may be, to resolve all doubts and questions arising from this instrument.

IN WITNESS WHEREOF, the parties execute this instrument in 3 (three) copies of the same tenor and purpose in the presence of the undersigned witnesses.

Pelotas, February 13, 2008.

Founding Quotaholders:

_________________________________	_________________________________
(a) Osmar Teixeira do Amaral Brito	(b) Newman Teixeira do Amaral Brito
_________________________________	_________________________________
(c) Edilson Teixeira do Amaral Brito	(d) Darlan Teixeira do Amaral Brito
_________________________________	_________________________________
(e) Samuel Amaral Brito Júnior	(f) Darlene do Amaral Brito Costa
_________________________________	_________________________________
(g) Maria Zenia Amaral Brito Vilela	(h) Maria Helena Amaral Brito Ferreira
_________________________________	_________________________________
(i) Candida Maria Teixeira do Amaral Brito	(j) Helena Teixeira Brito

_________________________________
(k) Aldomiro Pereira Faleiro

Assignees:

_________________________________	_________________________________
Nutra SA, LLC Por: Cargo:	(●)

Appointed Attorney:
_________________________________
(●)
OAB (●)

Witnesses:

_________________________________	_________________________________
Name:	Name:
ID:	ID:
taxpayer's registration:	taxpayer's registration:

Schedule H

Potential Contingent Liabilities

Irregularities identified by NutraCea and acknowledged by the Sellers

Pending Litigation

1. POTENTIAL CONTINGENT LIABILITIES AND IRREGULARITIES IDENTIFIED BY NUTRACEA AND ACKNOWLEDGED BY THE SELLERS

1.1. The potential contingent liabilities and irregularities identified by NutraCea and acknowledged by the SELLERS are indicated in accordance with the provisions below.

A. REAL ESTATE MATTERS – CLAUSE 4.14. OF THE AGREEMENT

1.2. The SELLERS acknowledge and represent that:

(i)
the constructed area of IRGOVEL’s property in city of Pelotas, State of Rio Grande do Sul, Federative Republic of Brazil, located at Avenida João Goulart, 7,351 (the “Property”), is of 8,581.76 m² (eight thousand, five hundred eighty-one point seventy-six square meters);

(ii)	the Title Record of the Property, issued by the Real Estate Registry on December 5, 2007, indicates the existence of a constructed area of 2,400.00 m² (two thousand four hundred square meters);

1.3. The SELLERS shall assist NutraCea, whenever requested by the latter, in the regularization of the Property. The liability in connection with the regularization of the Property shall be paid by the Sellers and hence reduced from the Final Purchase Price.

B. TAX MATTERS - CLAUSE 4.26. OF THE AGREEMENT

1.4. The SELLERS acknowledge potential contingent liabilities in connection with:

(i)	Fiscal Execution no. 022/105.0020813-2, amounting to USD 69,117.30 (sixty-nine thousand, one hundred seventeen US Dollars, and thirty cents);

(ii)	IOF on intercompany loans not paid, in the amount of USD 113,777.18 (one hundred thirteen thousand, seven hundred seventy-seven US Dollars, and eighteen cents);

(iii)	withholding income tax on intercompany loans not paid, in the amount of USD 47,876.53 (forty-seven thousand, eight hundred seventy-six US Dollars, and fifty-three cents);

(iv)	PIS and COFINS not paid on tax credits, in the amount of USD 21,966.88 (twenty-one thousand, nine hundred sixty-six US Dollars, and eighty-eight cents);

(v)	PIS and COFINS not paid on the presumed IPI credit, in the amount of USD 6,759.04 (six thousand, seven hundred fifty-nine US Dollars, and four cents);

(vi)	non-payment of INSS on the services contracted from cooperatives, in the amount of USD 18,024,11 (eighteen thousand, twenty-four US Dollars, and eleven cents);

(vii)	fringe benefits not included in the executives’ compensation for labor purposes, in the amount of USD 14,644.59 (fourteen thousand, six hundred forty-four US Dollars, and fifty-nine cents)

1.5. The amounts indicated in item (i) of clause 1.4. above will be retained by NutraCea and deposited in an escrow account, in accordance with the Agreement and the Escrow Agreement.

1.6. The SELLERS acknowledge that their liability with regard to the unreported income disclosed by them is in the amount of R$ 220.872,86 (two hundred twenty thousand, eight hundred seventy-two Brazilian Real, and eighty-six cents) and that such amount shall be reduced from the Final Purchase Price. Until the Closing Date, the SELLERS shall settle, or shall cause the settlement of, this liabilty with the competent state and federal tax authorities of the Territory, and provide NutraCea with the pertinent evidence of the measures taken to that effect.

1.7. The The SELLERS acknowledge that their liability in connection with Tax Annulment Action, no. 2006.71.10.004248-9, in the amount of USD 69,257.92 (sixty-nine thousand, two hundred fifty-seven Brazilian Real, and ninety-two cents) shall be reduced from the Final Purchase Price.
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C. CIVIL AND COMMERCIAL LITIGATION MATTERS – CLAUSE 4.22 OF THE AGREEMENT

1.8. The SELLERS acknowledge potential contingent liabilities in connection with the lawsuits indicated in the charts immediately below:

1.

TYPE OF ACTION:	Action for damages
PLAINTIFF:	Elaine Konradt Gonçalves and others
DEFENDANT:	Irgovel and other
COURT:	Pelota`s 4th Civil Court
FILE No:	022/1.05.0030336-4
FILING DATE:	July 16, 2002
MATTER:	Damages arising from work accident.
VALUE OF CLAIM:	R$ 285,000.00 (equivalent to approximately US$157,458.56)
AMOUNT IN DISPUTE:
R$ 17,500.00 to each of the three Plaintiffs, plus 0,5% interest rate per month as of the date of the work accident (April 05, 2002) and 1% interest rate per month as of the enactment of the new Civil Code (January 2003), and monthly payment in the amount of 2/3 of the minimum wage.

Total amount duly adjusted: R$176,326.81 (equivalent to approximately US$ 99,316.67)

DEVELOPMENTS / CURRENT STATUS
Awaiting the judgment of the interlocutory appeal interposed against the decision that denied the special appeal interposed by Irgovel against the decision rendered by Rio Grande do Sul`s State Court of Appeal.

2.

TYPE OF ACTION:	Action for damages
PLAINTIFF:	Marileia Lima de Moraes
DEFENDANT:	Irgovel
COURT:	Pelota`s 4th Civil Court
FILE No:	022/1.05.0032383-7
FILING DATE:	May 06, 2005
MATTER:	Moral damages arising from car accident caused by Irgovel`s employee.
VALUE OF CLAIM:	R$120,000.00 (equivalent to approximately US$ 66,298.34)
AMOUNT IN DISPUTE:
Indemnification for moral damages in the amount of 400 minimum wages, plus a monthly payment in the amount of 5 minimum wages.

Total amount adjusted: R$152,000.00 (equivalent to approximately US$85,614.51)

DEVELOPMENTS / CURRENT STATUS	Awaiting final decision to be rendered by the Judge.

3.

TYPE OF ACTION:	Collection Suit
PLAINTIFF:	Grehs & Cia. Ltda.
DEFENDANT:	Irgovel
COURT:	Santa Cruz do Sul`s 2nd Civil Court
FILE No:	026/1.05.0001725
FILING DATE:	April 08, 2005.
MATTER:	Collection of the amount due to the breach of the commercial representative agreement by Irgovel.
VALUE OF CLAIM:	R$809.50 (equivalent to approximately US$ 455.95)
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Awaiting the conciliatory hearing to be appointed by the Judge.

4.

TYPE OF ACTION:	Action for damages
PLAINTIFF:	Claudio Roberto Foguesatto
DEFENDANT:	Irgovel and other
COURT:	Coronel Bicaco`s Civil Court
FILE No:	093/1.04.0000612-5
FILING DATE:	June 07, 2004
MATTER:	Declare the defeasance of trade acceptance bill issued and not paid in addition to moral damages arising from alleged undue administrative collection (protest bill).
VALUE OF CLAIM:	R$80,000.00 (equivalent to approximately US$ 44,198.89)
AMOUNT IN DISPUTE:	R$10,000.00 for moral damages, duly adjusted, plus 1% interest rate per month, i.e., R$12,509.37 (equivalent to approximately US$ 7,045.94)
DEVELOPMENTS / CURRENT STATUS
Awaiting the judgment of the interlocutory appeal interposed against the decision that denied the special appeal interposed by Irgovel against the decision rendered by Rio Grande do Sul`s State Court of Appeal.

5.

TYPE OF ACTION:	Action for damages and loss of profit
PLAINTIFF:	João Jurez Machado
DEFENDANT:	Irgovel
COURT:	Caçapava`s 1st Civil Court
FILE No:	040/1.03.0000829-4
FILING DATE:	May 25, 1999
MATTER:	Damages and loss of profit arising from disease caused by animal food produced and commercialized by Irgovel.
VALUE OF CLAIM:	R$ 19,976.39 (equivalent to approximately US$11,036.67)
AMOUNT IN DISPUTE:
Damages in the amount of R$6,775.59, duly adjusted as of August 28, 1998, plus 1% interest rate per month and loss of profit in the amount of R$13,200.80, duly adjusted as of September 22, 1998, plus 1% interest rate per month.

Total amount: R$79,577.60 (equivalent to approximately US$44,822.35)

DEVELOPMENTS / CURRENT STATUS	Awaiting the judgment of the special appeal interposed by Irgovel against the decision rendered by Rio Grande do Sul`s State Court of Appeal.

6.

TYPE OF ACTION:	Action for damages
PLAINTIFF:	Marcio Fontoura Vieira Marques
DEFENDANT:	Irgovel
COURT:	São Luiz Gonzaga´s 1st Civil Court
FILE No:	034/1.03.0002849-0
FILING DATE:	July 10, 2002
MATTER:	Damages arising from disease caused by animal food produced by Irgovel.
VALUE OF CLAIM:	R$ 619.00 (equivalent to approximately US$348.65)
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Awaiting final decision to be rendered by the Judge.

7.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1262434
FILING DATE:	November 30, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of animal food produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on December 14, 2005.

8.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1262432
FILING DATE:	November 30, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of animal food produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on December 14, 2005.

9.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1329841
FILING DATE:	April 28, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of animal food produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on May 27, 2005

10.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1333079
FILING DATE:	April 19, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of refined sunflower oil (“oleo de girasol refinado”) produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on June 07, 2005.

11.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irovel
COURT:	INMETRO
FILE No:	1504183; 1504182; 1504181; 1504175; 1504178
FILING DATE:	March 30, 2006
MATTER:	Violation of Inmetro`s regulations regarding the quantity of refined rice oil (“oleo de arroz refinado”) produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on April 26, 2006

12.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1262435
FILING DATE:	November 11, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of animal food produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on December 14, 2005.

13.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	INMETRO
FILE No:	1262433
FILING DATE:	November 30, 2005
MATTER:	Violation of Inmetro`s regulations regarding the quantity of fat-reduced rice husk (“farelo de arroz desengordurado”) produced and commercialized by Irgovel.
VALUE OF CLAIM:	Not applicable
AMOUNT IN DISPUTE:	Not applicable
DEVELOPMENTS / CURRENT STATUS	Defense presented on December 14, 2005

14.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	Federal Highway Police
DEFENDANT:	Irgovel
COURT:	Federal Police
FILE No:	1603091
FILING DATE:	November 16, 2005
MATTER:	Not informed.
VALUE OF CLAIM:	R$85.12 (equivalent to approximately US$47.02)
AMOUNT IN DISPUTE:	R$92.00, duly adjusted (equivalent to approximately US$51.82)
DEVELOPMENTS / CURRENT STATUS	Defense presented on January 16, 2006.

15.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	ANTT
DEFENDANT:	Irgovel
COURT:	ANTT
FILE No:	164079
FILING DATE:	March 14, 2006
MATTER:	Not informed.
VALUE OF CLAIM:	R$550.00 (equivalent to approximately US$329.69)
AMOUNT IN DISPUTE:	R$585.34, duly adjusted (equivalent to approximately US$212.89)
DEVELOPMENTS / CURRENT STATUS	The defense presented was rejected and, in view of that, Irgovel interposed an appeal on July 06, 2007, which is awaiting a final decision to be rendered.

16.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	ANTT
DEFENDANT:	Irgovel
COURT:	ANTT
FILE No:	160309-1
FILING DATE:	August 03, 2006
MATTER:	Fine motivated by the excess of weight in the trucks used to transport Irgovel`s products.
VALUE OF CLAIM:	R$95.77 (equivalent to approximately US$57.09)
AMOUNT IN DISPUTE:	R$101.36, duly adjusted (equivalent to approximately US$51.00)
DEVELOPMENTS / CURRENT STATUS	Defense presented by Irgovel on September 12, 2006.

17.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	ANTT
DEFENDANT:	Irgovel
COURT:	ANTT
FILE No:	158061-2
FILING DATE:	November 18, 2005
MATTER:	Fine motivated by the excess of weight in the trucks used to transport Irgovel`s products.
VALUE OF CLAIM:	R$95.77 (equivalent to approximately US$52.91)
AMOUNT IN DISPUTE:	R$100.78, duly adjusted (equivalent to approximately US$56.76)
DEVELOPMENTS / CURRENT STATUS	Defense presented on December 18, 2005.

18.

TYPE OF ACTION:	Administrative Notice
PLAINTIFF:	ANTT
DEFENDANT:	Irgovel
COURT:	ANTT
FILE No:	18129-7
FILING DATE:	August 02, 2006
MATTER:	Not informed.
VALUE OF CLAIM:	R$550.00 (equivalent to approximately US$303.86)
AMOUNT IN DISPUTE:	R$582.07, duly adjusted (equivalent to approximately US$327.85)
DEVELOPMENTS / CURRENT STATUS	Defense presented on September 11, 2006.

19.

TYPE OF ACTION:	Tax foreclosure
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	Pelota`s 2nd Federal Court
FILE No:	2007.71.10.004040-7
FILING DATE:	June 22, 2007
MATTER:	Not informed.
VALUE OF CLAIM:	R$3,790.56 (equivalent to approximately US$2,094.23)
AMOUNT IN DISPUTE:	R$4,000.17, duly adjusted (equivalent to approximately US$2,253.11)
DEVELOPMENTS / CURRENT STATUS	Awaiting the service of process to be served on Irgovel.
CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good

20.

TYPE OF ACTION:	Tax Foreclosure
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	Pelota`s 2nd Federal Court
FILE No:	2007.71.10.004041-9
FILING DATE:	June 22, 2007
MATTER:	Not informed.
VALUE OF CLAIM:	R$18,114.50 (equivalent to approximately US$10,008.01)
AMOUNT IN DISPUTE:	R$19,116.23, duly adjusted (equivalent to approximately US$10,767.28)
DEVELOPMENTS / CURRENT STATUS	Awaiting the service of process to be served on Irgovel.
CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good

21.

TYPE OF ACTION:	Tax Foreclosure
PLAINTIFF:	INMETRO
DEFENDANT:	Irgovel
COURT:	Pelota`s 1st Federal Court
FILE No:	2007.71.10.006144-7
FILING DATE:	November 05, 2007
MATTER:	Not informed.
VALUE OF CLAIM:	R$9,742.33 (equivalent to approximately US$5,382.50)
AMOUNT IN DISPUTE:	R$9,839.75, duly adjusted (equivalent to approximately US$5,542.27)
DEVELOPMENTS / CURRENT STATUS	Awaiting the service of process to be served on Irgovel.
CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good

1.9. The amounts indicated in the charts above, totaling USD 256,989.94 (two hundred fifty-six thousand, nine hundred eighty-nine US Dollars, and ninety-four cents), will be retained by NutraCea and deposited in an escrow account, in accordance with the Agreement.

D. LABOR MATTERS – CLAUSES 4.18. AND SUBSEQUENT OF THE AGREEMENT

1.10. The SELLERS acknowledge possible contingent liabilities in connection with the labor matters indicated under item I, II and III below:

I. EXTRAJUDICIAL LABOR MATTERS

Type of Liability	Contingency (R$)	Total Potential Contigent Liability (R$)

Recognition of employment relations with sales representatives	R$ 2,433,764.62	USD 597,163.46

Non compliance with apprenticeship mandatory quota.	R$ 380.00	USD 1,070.18

Non compliance with handicapped mandatory quota.	R$ 1,322.10	USD 4,468.06

Salary equity liability	R$ 119,973.84	USD 67,575.67

Non payment of salary (overtime)	R$ 170.26 per employee	USD 18,508.61

Hazardous work premium	R$ 2,777.29 per month	USD 93,858.91

Sunday and holidays’ overtime work (rest day)	R$ 77,823.98 per year	USD 219,173.09

Absence of a trained employee to perform SESMT activities	R$ 1,321.61	USD 7,444.40

TOTAL	-	USD 1,002,562.38

II. JUDICIAL LABOR MATTERS

1.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Juraci Cunha Mesquita, Daiane Cunha Mesquita, Luziane Cunha Mesquita and Daniele Cunha Mesquita
DEFENDANT:	IRGOVEL Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	3rd Labor Court of Pelotas/RS
FILE No:	01147-2005-103-04-00-5
FILING DATE:	October 24, 2005
MATTER:
The relatives of a deceased company's employee request pain and suffering damages arising from his death caused by an accident at the company’s premises as well as payment of lifetime pension and attorney's fees.

VALUE OF CLAIM:	Unable to determine due to the lack of documents
AMOUNT IN DISPUTE:	Unable to determine due to the lack of documents
DEVELOPMENTS / CURRENT STATUS	In a court hearing held on December 6, 2005, the plaintiffs offered settlement proposal of R$ 50,000.00 for each plaintiff. The company rejected the proposal. Waiting for the judgment of the claim.

COMMENTS:	Information obtained from client’s data room.
CONTINGENCY:	USD 112,650.67 (considering the plaintiffs settlement proposal at the hearing).

2.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Sindicato dos Trabalhadores na Indústria de Alimentação de Pelotas
DEFENDANT:	IRGOVEL Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	4th Labor Court of Pelotas/RS
FILE No:	00025-2005-104-04-00-8
FILING DATE:	October 14, 2005
MATTER:	Unable to determine due to the lack of documents
VALUE OF CLAIM:	Unable to determine due to the lack of documents
AMOUNT IN DISPUTE:	Unable to determine due to the lack of documents
DEVELOPMENTS / CURRENT STATUS
On March 7, 2007 the company partially paid the debt. The judge authorized the payment of the remaining debt by one instalment of R$ 21,500.00 in 48 hours and the remaining in 12 installments, 11 in the amount of R$ 5,000.00 and the last one in the remaining amount. The company paid the first deposit and the successive installments on April 23, May 9, June 11, July 4, August 7, September 6, October 4, November 5 and December 5, 2007. Waiting for the payment of the remainig installments and the tax and social security contributions over them.

COMMENTS:	Information obtained from the Internet follow up of the proceeding.
CONTINGENCY:	Approximately R$ 15,000.00 (USD 8,448.80)

3.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Hélio João Nyland
DEFENDANT:	IRGOVEL Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	4th Labor Court of Pelotas/RS
FILE No:	00360-2006-104-04-00-7
FILING DATE:	April 26, 2006
MATTER:	Unable to determine due to the lack of documents
VALUE OF CLAIM:	Unable to determine due to the lack of documents
AMOUNT IN DISPUTE:	Unable to determine due to the lack of documents
DEVELOPMENTS / CURRENT STATUS
On June 6, 2006 the company and the plaintiff settled in the amount of R$ 70,000.00. Irgovel paid the settlement. The judge determined the calculation of social security contributions by the judicial expert. Waiting for the manifestation of the Social Security Service regarding the social security contributions and its payment by the company.

COMMENTS:	Information obtained from the Internet proceeding follow-up tools maintained by the Regional Labor Court of Appeals
CONTINGENCY:	Approximately R$ 20,500.00 (USD 11,546.69)

4.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Sindicato dos Trabalhadores na Indústria e Coop. da Alimentação
DEFENDANT:	IRGOVEL Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	4th Labor Court of Pelotas/RS
FILE No:	00416-2005-104-04-00-2
FILING DATE:	Unable to determine due to the lack of documents
MATTER:	Unable to determine due to the lack of documents
VALUE OF CLAIM:	Unable to determine due to the lack of documents
AMOUNT IN DISPUTE:	Unable to determine due to the lack of documents
DEVELOPMENTS / CURRENT STATUS
The judge partially granted the Union's claims regarding the payment of overtime additional premium, night shift premium and proportional prior notice. The company appealed to the Regional Labor Appellate Court. The Regional Labor Appellate Court denied the appeal. Execution proceeding. The Union presented calculations. The company challenged the calculations and the judge determined the analysis of the calculations by the judicial expert. The parties challenged the expert's report. Waiting for judge's decision regarding the calculations.

COMMENTS:	Information obtained from the Internet proceeding follow-up tools maintained by the Regional Labor Court of Appeals
CONTINGENCY:	USD 82,108.63

5.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Cândido Norberto Lopes Camargo
DEFENDANT:	Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	Labor Court of Cachoeira do Sul – RS
FILE No:	00216-2005-721-04-00-4
FILING DATE:	March 17th, 2005.
MATTER:
Recognition of an employment relationship with Irgovel and commissions of 3% of the sales performed and monthly allowances from January 1st, 2003 to February 28th, 2005; recognition of a monthly salary of R$ 1,222.61; two vacation pay periods; severance pay; indemnified prior notice period; reimbursements for expenses with fuel and maintenance; accrued severance pay fund contributions; attorney fees; enactment

VALUE OF CLAIM:	R$ 32.395,73
AMOUNT IN DISPUTE:	R$ 32.395,73
DEVELOPMENTS / CURRENT STATUS
The Labor Court recognized the employment relationship between the plaintiff and Irgovel, and condemned the defendant to pay commissions of 3% of the performed sales; indemnified prior notice period; vacation pay 2003-2004 in double; 2004-2005 vacation pay; 2005-2006 pro rata vacation pay; 2003 and 2004 Christmas bonus; pro rata 2005 Christmas bonus; unpaid September 2004 commissions (R$ 544.37); unpaid FGTS contributions and dismissal indemnification. The salary requested to be stipulated in R$ 1,222.61.

COMMENTS:	Information obtained from the Internet proceeding follow-up tools maintained by the Regional Labor Court of Appeals
CONTINGENCY:	R$ 32.395,73 (USD 18,247.00)

6.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Claiton Dagoberto Porto
DEFENDANT:	Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	1st Labor Court of Pelotas – RS
FILE No:	01226-2004-101-04-00-2
FILING DATE:	May 05th, 2007.
MATTER:	Unable to determine due to the lack of documents
VALUE OF CLAIM:	Not informed
AMOUNT IN DISPUTE:	Unable to determine due to the lack of documents
DEVELOPMENTS / CURRENT STATUS	Unable to determine due to the lack of documents
COMMENTS:	Information obtained from the Internet proceeding follow-up tools maintained by the Regional Labor Court of Appeals
CONTINGENCY:	R$ 26.623,00 (value retained as per court order) (USD 14,995.49)

7.

TYPE OF ACTION:	Labor claim
PLAINTIFF:	Antonio Delmar Corrales
DEFENDANT:	Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	3rd Labor Court of Pelotas – RS
FILE No:	01192-2007-103-04-00-1
FILING DATE:	July 5th, 2007.
MATTER:	Unable to determine due to the lack of documents
VALUE OF CLAIM:	R$ 1.015,92 (Social Security contributions over the settlement amount).
AMOUNT IN DISPUTE:	R$ 1.015,92 (Social Security contributions over the settlement amount).
DEVELOPMENTS / CURRENT STATUS	The parties settle the case in R$ 2,420.00. The INSS was summoned to challenge the social contributions indicated by the parties.
COMMENTS:	Information obtained from the Internet proceeding follow-up tools maintained by the Regional Labor Court of Appeals
CONTINGENCY:	R$ 1.015,92 (Social Security contributions over the settlement amount) (USD 572,22)

1.11. The sum of the amounts indicated under the charts of item II above totals USD 248,569.50 (two hundred, forty-eight thousand, five hundred sixty-nine US Dollars, and fifty cents). The sum of the amounts indicated under items I and II above, totaling USD 1,251,131.88 (one million, two hundred fifty-one thousand, one hundred thirty-one US Dollars, and eighty-eight cents) will be retained by NutraCea and deposited in an escrow account, in accordance with the Agreement.

III. IRREGULAR EXTRAJUDICIAL PROCEEDINGS

1.12. The SELLERS acknowledge that following extrajudicial practices are in contrast with the applicable labor legislations and may cause possible contingencies to IRGOVEL:

(i)	lack of overtime pay for employees that not currently subject to working hours control;

(ii)	lack of payment of Sunday and holidays’ overtime work;

(iii)	service outsourcing – secondary liability;

(iv)	insufficiency of the PMCSO;

(v)	insufficiency of the PPRA.

E. ENVIRONMENTAL MATTERS – CLAUSE 4.23. AND SUBSEQUENT OF THE AGREEMENT

1.13. The SELLERS acknowledge and represent that the irregularities indicated below may cause possible contigencies to IRGOVEL:

(i)	existence of diesel oil, ethanol and caustic soda subterranean tanks located at IRGOVEL’s facilities;

(ii)
possible contamination with respect to the fatty acids storage and production area as well as correlate leakage in the containers and drums located therein and flow of efluents in connection therewith;

(iii)	possible contamination with external oil loading area;

(iv)	containers located in the patio;

(v)	sulfuric acid storage tanks, diesel oil and decanting lagoon;

(vi)	issues related to the storage of fatty acids and residues in the patio and in the Efluents Treatment Station;

(vii)
lack of controls regarding (a) the storage of containers with by-products of fatty acids, (b) the storage of phosphoric acid containers; (b) leakage of vegetable oil in the containers and drums, (c) leakage of fatty acids in the area for the production of feed; (d) reuse of chemical products containers, (e) flow of fatty acids directly on impermeablized floors.

1.14. In view of the matters above, the amount of USD 200,000.00 (two hundred thousand US Dollars) will be retained by NutraCea and deposited in an escrow account, in accordance with the Agreement. The SELLERS shall assist NutraCea, whenever requested by the latter, in the regularization of all environmental matters.

F. CONTRACTUAL MATTERS – CLAUSE 4.16. OF THE AGREEMENT

1.15. The SELLERS acknowledge and represent that the agreements indicated in the charts below are the only agreements which may create a potential contingent liability for IRGOVEL due to the Acquisition.

1. Advance on Receivables – Banco Bradesco S.A.

Type of Agreement:	Advance on Receivables Agreement – rotative credit
Parties:	Irgovel and Banco Bradesco S.A. (“Bank”)
Effective Date:	June 1, 2007
Term:	Indefinite
Product Description:	Advance on Irgovel’s receivables, by the Bank, up to the limit of R$ 400,000.00 (four hundred thousand Reais) (equivalent to approximately US$ 220,000.00)

2. Automobile Leasing Agreement – Bradesco Leasing S.A.– N.0267185-9

Type of Agreement:	Automobile Leasing Agreement
Parties:	Irgovel and Bradesco Leasing S.A. Arrendamento Mercantil (“Lessor”)
Effective Date:	March 14, 2006
Term:	36 months
Product Description:	Automobile worth R$ 26,885.98(twenty six thousand eight hundred eighty five Reais ninety eight cents) (equivalent to approximately US$ 15,000.00)

3. Leasing Agreement – Bradesco Leasing S.A. Arrendamento Mercantil – N. 001011977

Type of Agreement:	Leasing Agreement
Parties:	Irgovel and Bradesco Leasing S.A. Arrendamento Mercantil (“Lessor”)
Effective Date:	February 05, 2007
Term:	42 months
Product Description:	Asset worth R$ 48,000.00 (forty eight thousand Reais) (equivalent to approximately US$ 26,000.00);

1.16. The SELLERS shall assist NutraCea, whenever requested by the latter, with the remediation of the agreements indicated in the charts above and any necessary measures that may need to be taken to that effect.

G. INTELLECTUAL PROPERTY MATTERS – CLAUSE 4.21. OF THE AGREEMENT

1.17. The SELLERS acknowledge and represent that, except for the items listed below, IRGOVEL is the title owner and has filed for registration with the National Industrial Property Insitute (INPI) or other appropriate governmental or international authority each of the items of intellectual property listed in Schedule M:

(i)
the trademark applications “E-CRIOULO” and “E-CRIOULO IRGOVEL”, filed in class NCL (7) 31 and (8) 31, related to live animals, animal feeds and related products, which is temporarily suspended and awaiting for final decision of INPI, in view of an opposition presented by the Crioulo Horse Breeders Brazilian Association (Associação Brasileira de Criadores de Cavalo Crioulos);

(ii)	the mixed trademark application “SABOR DA VIDA”, filed in classes NCL (8) 29 and NCL (8) 31, which has been object of two oppositions presented by Sterling Lake Investiments Ltd.

1.18. The SELLERS acknowledge and represent that the lawsuit indicated in the chart below is the only pending action that has been filed against IRGOVEL or the SELLERS as a result of the violation or alleged violation of any trademark, trade name, patent, patent license or any other form of intellectual property protection:

TYPE OF ACTION:	Provisional Remedy
PLAINTIFF:	Autodesk Corporation and Microsoft Corporation
DEFENDANT:	Indústria Riograndense de Óleos Vegetais Ltda.
COURT:	1ª Vara Cível 1/1 – Pelotas
FILE No:	022/1.08.0000615-2
FILING DATE:	14/01/2008
MATTER:	Provisional Remedy for the Production of Antecipated Evidence in connection with Unlincensed Software
VALUE OF CLAIM:	Dependant on report to be issued by expert nominated by the court, indicating the number and type of unlicensed software used by Irgovel
AMOUNT IN DISPUTE:	R$ 35.000,00 (thirty-five thousand Brazilian Real), as per the relevant proposal presented by the plaintiffs
DEVELOPMENTS / CURRENT STATUS
15/01/2008 – records returned to the court
15/01/2008 – issued warrant
22/01/2008 – awaiting petition to be registered
24/01/2008 – decision to complied with
25/01/2008 – awaiting petition to be registered

CONTINGENCY:
R$ 35.000,00 (thirty-five thousand Brazilian Real), as per the relevant proposal presented by the plaintiffs, equivalent to USD 19,713.87 (nineteen thousand, seven hundred thirteen US Dollars, eighty-seven cents)

1.19. In view of the above, the amount of USD 19,713.87 (nineteen thousand, seven hundred thirteen US Dollares, and eighty-seven cents) will be retained by NutraCea and deposited in an escrow account, in accordance with the Agreement. The SELLERS shall assist NutraCea, whenever requested by the latter, with resolution of the litigation referred to in the chart above.

H. FOREIGN DIRECT INVESTMENT – CLAUSE 4.21. OF THE AGREEMENT

1.20. The SELLERS acknowledge and represent:

(i)
that the assignment of quotas from Mr. Osmar Teixeira do Amaral Brito to Mr. David Zigart Resyng on (●) was not properly and timely in record in the Brazilian Central Bank Information System (Sisbacen);

(ii)	that the assignment of quotas from Mr. David Zigart Resyng to the other quotaholders of IRGOVEL, due to his exclusion from the company, has not yet been recorded in the Sisbacen;

1.21. The SELLERS shall assist NutraCea, whenever requested by the latter, in the regularization of all foreign direct investment matters.

2. PENDING LITIGATION

2.1. In addition to the lawsuits indicated above, below is a list of all pending litigation involving IRGOVEL as of the Effective Date:

1.

TYPE OF ACTION:	Tax Annulment Action
PLAINTIFF:	Irgovel
DEFENDANT:	Federal Government
COURT:	First Lower Federal Court of Pelotas
FILE No:	2006.71.10.004284-9
FILING DATE:	August 08, 2006
MATTER:
Tax Annulment Action filed by Irgovel in order to cancel the tax assessment issued in order to collect a fine related to the delivery of Federal Tax Return (DCTF) after the expiration of the term for filing such retur.

ORIGINAL VALUE	R$ 101,068.20 (one hundred and one thousand, sixty-eight reais and twenty cents) (equivalent to US$ 55,838.78) (June, 2006)

CURRENT AMOUNT	R$ 122,960.52 (one hundred and twenty-two thousand, nine hundred and sixty reais and fifty-two cents) (equivalent to approximately US$ 67,933.99) (December, 2007).
DEVELOPMENTS / CURRENT STATUS
On August 08, 2006, Irgovel filed this tax annulment action. On November 01, 2006, Irgovel filed its reply to the defense presented by the Federal Government. On December 07, 2006, the judge did not grant the pleading requested by Irgovel. On January 10, 2007, Irgovel filed an appeal. On March 28, 2007, the records of this lawsuit were sent to Federal Court of Appeals. Currently, this lawsuit is pending judgment.

COMMENTS:	Not Applicable

2.

TYPE OF ACTION:	Writ of mandamus
PLAINTIFF:	Irgovel
DEFENDANT:	Chief of the Federal Revenue of Pelotas
COURT:	First Lower Federal Court of Pelotas
FILE No:	2005.71.01.003905-5
FILING DATE:	November 04, 2005
MATTER:	Writ of mandamus filed by Irgovel in order to release goods withheld at customs due to the Federal Revenue Auditors strike.

ORIGINAL VALUE	R$ 67,299.45 (sixty-seven thousand, two hundred and ninety-nine reais and fourty-five cents) (equivalent to approximately US$ 37,182.02) (November, 2005)

CURRENT AMOUNT	R$ 85,477.03 (eighty-five thousand, four hundred and seventy-seven reais and three cents) (equivalent to approximately US$ 47,224.88) (December, 2007)
DEVELOPMENTS / CURRENT STATUS
On November 04, 2005, Irgovel filed this writ of mandamus. On November 11, 2005, the judge granted the preliminary injunction requested by Irgovel. On January 09, 2006, the judge rendered a sentence and granted the main pleading requested by Irgovel. On March 03, 2006, the Federal Government filed an appeal in court. On April 11, 2006, Irgovel filed its answer to the appeal filed by Federal Government. On September 20, 2006, the first panel of the Federal Court of Appeals of the State of Rio Grande do Sul denied the Federal Government’s plea. After this decision became final, the first level judge determined the filing of petition by the parties in relation with the further development of the case. On May 22, 2007, Irgovel requested the refund of the amount deposit as court costs. There is no further information.

CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good Not Applicable
COMMENTS:
This lawsuit does not represent any contingence to Irgovel, since this company only discusses the right to release goods unduly withheld by tax agents at customs during a strike. The case was decided in favor of Irgovel.

3.

TYPE OF ACTION:	Action for Refund of Overpayment.
PLAINTIFF:	Irgovel
DEFENDANT:	Social Security Agency
COURT:	Second Lower Federal Court of Pelotas
FILE No:	95.10.00388-3
FILING DATE:	February 02, 1995
MATTER:
Action filed in order to obtain a refund of overpayments of social contributions unduly paid in the past with regard to compensation of directors, businessmen or independent contractors in the period between August 1989 and September 1994.

ORIGINAL VALUE	Not informed.
CURRENT AMOUNT
There is still a credit in favor of Irgovel in the amount of R$ 350,000.00 (three hundred and fifty thousand reais) (equivalent to approximately US$ 193,370.17) which should be paid in five installments.

DEVELOPMENTS / CURRENT STATUS
On February 02, 1995, Irgovel filed this action for refund of overpayment. On July 04, 1996, the Judge rendered a sentence which granted the main request of Irgovel. On September 26, 1996, the Federal Government filed an appeal. On June 25, 1997, the first panel of the Federal Court of Appeals in the State of Rio Grande do Sul denied the appeal filed by the Federal Government. Since the decision in favor of Irgovel became final, Irgovel enforced the decision and the judge ordered the government to pay the outstanding debt. Five installments have already been paid, but there are still other five installments.

CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good Not Applicable
COMMENTS:	This action represents a credit of Irgovel, not a contingency or liability.

4.

TYPE OF ACTION:	Writ of Mandamus
PLAINTIFF:	Irgovel
DEFENDANT:	Chief of Federal Revenue of Pelotas
COURT:	Second Lower Federal Court of Pelotas
FILE No:	2007.71.10.006386-9
FILING DATE:	November 21, 2007
MATTER:	Writ of mandamus filed in order to obtain clearance certificate.
ORIGINAL VALUE	R$ 1,000.00 (one thousand reais) (equivalent to approximately US$ 552.49) (November, 2007)
CURRENT AMOUNT	R$ 1,000.00 (one thousand reais) (equivalent to approximately US$ 552.49) (December, 2007)
DEVELOPMENTS / CURRENT STATUS
On November 21, 2007, Irgovel filed this writ of mandamus. On November 22, 2007, the Judge decided to analyze the pleading for preliminary injuction after receiving comments from the Chief of Federal Revenue of Pelotas. On December 05, 2007, the preliminary injuction was not granted. There is no further information.

CHANCES OF SUCCESS:	☐ remote ☒ fair ☐ good
COMMENTS:	This lawsuit does not represent any contingence to Irgovel, since this company only discusses the right to obtain a clearance certificate. This does not per se reflects a contingency or liability.

5.

TYPE OF ACTION:	Writ of mandamus
PLAINTIFF:	Irgovel
DEFENDANT:	Chief of Federal Revenue of Pelotas
COURT:	First Lower Federal Court of Pelotas
FILE No:	2004.71.01.002439-4
FILING DATE:	July 08, 2004
MATTER:	Irgovel filed this writ of mandamus in order to exclude from the basis of PIS/COFINS on imports the following taxes: ICMS and PIS/COFINS themselves.
ORIGINAL VALUE	Not informed.
CURRENT AMOUNT	Not informed.
DEVELOPMENTS / CURRENT STATUS
On July 08, 2004, Irgovel filed this writ of mandamus. On July 09, 2004, the preliminary injuction was not granted. Against this decision, Irgovel filed an interlocutory appeal. Before such an interlocutory appeal was analysed, the first level judge rendered a sentence and accepted the main request of Irgovel. On September 30, 2004, the Federal Government filed an appeal. On December 13, 2004, Irgovel filed an answer to the appeal of the Federal Government. On January 19, 2005, the records of this case were sent to the Federal Court of Appeals of the State of Rio Grande do Sul. Currently, this lawsuit is pending judgment.

CHANCES OF SUCCESS:	☐ remote ☒ fair ☐ good
COMMENTS:	Not applicable.

6.

TYPE OF ACTION:	Action for Refund of Overpayment.
PLAINTIFF:	Irgovel
DEFENDANT:	Federal Government
COURT:	First Lower Federal Court of Pelotas
FILE No:	98.10.01.443-0
FILING DATE:	June 05, 1998
MATTER:	Action for Refund of Overpayment referring to the amounts unduly collected as Contribution on Profits (CSLL) concerning fiscal year of 1988, paid in 1989.
ORIGINAL VALUE	R$ 104,547.06 (one hundred and four thousand, five hundred and fourty-seven reais and six cents) (equivalent to US$ 57,760.81) (June, 1998)
CURRENT AMOUNT	R$ 278,084.72 (two hundred and seventy-eight thousand, eighty-four reais and seventy-two cents) (equivalent to US$ 153,637.97) (December, 2007)
DEVELOPMENTS / CURRENT STATUS
On June 05, 1998, Irgovel filed this action for refund of overpayment. On August 26, 1999, the Judge rendered a sentence granting the main request. On September 14, 2000, the second panel of the Federal Court of Appeals in the State of Rio Grande de Sul affirmed the sentence. Since this lawsuit became final, Irgovel enforced the decision. According to the documents provided by Irgovel, this company has already received a portion of the payment from the Federal Government, but there is still a portion of the credit due.

CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good Not Applicable
COMMENTS:	This action represents a credit of Irgovel, not a contingency or liability.

7.

TYPE OF ACTION:	Action for Refund of Overpayment.
PLAINTIFF:	Irgovel
DEFENDANT:	State of Rio Grande do Sul
COURT:	Third Lower Civil Court of Pelotas
FILE No:	022/1.05.0022955-5
FILING DATE:	February 12, 2004
MATTER:	Action filed by Irgovel in order to obtain a refund of overpayments of ICMS in the acquisition of rice husk and other raw products used in the production of edible rice oil.
ORIGINAL VALUE	R$ 100,000.00 (one hundred thousand reais) (equivalent to US$ 55,248.62) (December, 1996)
CURRENT AMOUNT	R$ 300,280.00 (three hundred thousand, two hundred and eighty reais) (equivalent to US$ 165,900.55) (December, 2007)
DEVELOPMENTS / CURRENT STATUS
On February 12, 2004, Irgovel filed this action for refund of overpayment. On August 24, 2004, the State of Rio Grande do Sul filed its defense. On October 19, 2005, the Judge ruled that the action brought by Irgovel was groundless. On December 7, 2005, Irgovel filed an appeal. On May 10, 2006, the twenty first civil panel of the Court of Justice of the State of Rio Grande do Sul, with dissenting votes, granted the appeal filed by Irgovel. Against this decision, the State of Rio Grande do Sul filed a motion to reverse. On December 13, 2006, the Rio Grande do Sul motion to reverse was granted. On April 12, 2007, Irgovel then filed a Special Appeal and an Extraordinary Appeal (similar to a writ of certiorari). In view of the fact that the court of appeals did not accept such new appeals, Irgovel filed an interlocutory appeal in order to have the special and extraordinary appeals examined and decided. On November 19, 2007, the special appeal was distributed to the STJ, to Minister Teori Albino. Judgment pending.

CHANCES OF SUCCESS:	☒ remote ☐ fair ☐ good
COMMENTS:	According to Irgovel´s accountant, the amount of R$ 300,280.00 does not represent a contingency to Irgovel, since this company has not used this value as a credit. This is a potential credit.

8.

TYPE OF ACTION:	Action for Refund of Overpayment.
PLAINTIFF:	Irgovel
DEFENDANT:	Rio Grande do Sul State
COURT:	Third Lower Civil Court of Pelotas
FILE No:	022/1.05.022955-5
FILING DATE:
MATTER:	Not informed.
ORIGINAL VALUE	Not informed.
CURRENT AMOUNT	Not informed.
DEVELOPMENTS / CURRENT STATUS	Not informed.
CHANCES OF SUCCESS:	☒ remote ☐ fair ☐ good
COMMENTS:
As we did not receive any document related to this fiscal execution, we classified the chances of success as remote. It is important to emphasize that its classification could change after further information concerning this judicial proceeding is provided by Irgovel.

9.

TYPE OF ACTION:	Ordinary Action
PLAINTIFF:	Irgovel
DEFENDANT:	Banco do Brasil
COURT:	Not informed.
FILE No:	022/1.05.0044002-7
FILING DATE:
MATTER:	Not informed.
VALUE OF CLAIM:	Not informed.
AMOUNT IN DISPUTE:	Not informed.
DEVELOPMENTS / CURRENT STATUS	Not informed.
CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good
COMMENTS:	We were not provided with the documents about the case.

10.

TYPE OF ACTION:	Ordinary Action
PLAINTIFF:	Irgovel
DEFENDANT:	Banco do Brasil
COURT:	Not informed.
FILE No:	022/1.05.0043291-5
FILING DATE:	Not informed.
MATTER:	Not informed.
VALUE OF CLAIM:	Not informed.
AMOUNT IN DISPUTE:	Not informed
DEVELOPMENTS / CURRENT STATUS	Not informed.
CHANCES OF SUCCESS:	☐ remote ☐ fair ☐ good
COMMENTS:	We were not provided with documents about the case.

11.

TYPE OF ACTION:	Bankruptcy Request
PLAINTIFF:	Irgovel
DEFENDANT:	Célia Maria da Silva Alves
COURT:	Porto Alegre`s Bankruptcy Court
FILE No:	001/1.05.2250555-8
FILING DATE:	March 03, 2005.
MATTER:	Not applicable
VALUE OF CLAIM:	R$7,750.00 (equivalent to approximately US$4,281.76)
AMOUNT IN DISPUTE:	R$11,477.66, duly adjusted (equivalent to approximately US$6,341.24).
DEVELOPMENTS / CURRENT STATUS	Bankruptcy declared on October 24, 2006. Case closed.
CHANCES OF SUCCESS:	☒ remote ☐ fair ☐ good
COMMENTS:	Case closed.

12.

TYPE OF ACTION:	Bankruptcy request
PLAINTIFF:	Irgovel
DEFENDANT:	Comércio e Atacado e Varejo Ltda.
COURT:	Guaíba`s 3rd Civil Court
FILE No:	052/1.05.0001027
FILING DATE:	March 09, 2005
MATTER:	Not applicable
VALUE OF CLAIM:	R$12,572.76 (equivalent to approximately US$6,946.27)
AMOUNT IN DISPUTE:	R$18,620.12, duly adjusted (equivalent to approximately US$10,287.35)
DEVELOPMENTS / CURRENT STATUS	Awaiting the service of the process to be served on the Defendant.
CHANCES OF SUCCESS:	☐ remote ☒ fair ☐ good
COMMENTS:	The chances of recovering Irgovel`s credit will depend on whether or not the defendant has enough assets to fulfill its obligation.

13.

TYPE OF ACTION:	Enforcement proceeding
PLAINTIFF:	Irgovel
DEFENDANT:	Comércio e Transporte Stacke Ltda. and others
COURT:	Santa Cruz do Sul`s 3rd Civil Court
FILE No:	026/1.05.0001186-5
FILING DATE:	March 11, 2005
MATTER:	Acknowledgement of Debt
VALUE OF CLAIM:	R$81,051.97 (equivalent to approximately US$44,780.09)
AMOUNT IN DISPUTE:	R$120,037.05, duly adjusted (equivalent to approximately US$66,318.81)
DEVELOPMENTS / CURRENT STATUS	Awaiting the service of the process to be served on the Defendant
CHANCES OF SUCCESS:	☐ remote ☒ fair ☐ good
COMMENTS:	The chances of recovering Irgovel`s credit will depend on whether or not the defendant has enough assets to fulfill its obligation.

14.

TYPE OF ACTION:	Enforcement Proceeding
PLAINTIFF:	Irgovel
DEFENDANT:	Eli Bonato de Freitas
COURT:	Camacuã`s 1st Civil Court
FILE No:	034/1.03.0002849-0
FILING DATE:	Agust 28, 1997
MATTER:	Unpaid invoices
VALUE OF CLAIM:	R$9,347.22 (equivalent to approximately US$5,164.20)
AMOUNT IN DISPUTE:	R$40,787.88, duly adjusted (equivalent to approximately US$22,534.74)
DEVELOPMENTS / CURRENT STATUS	No assets in the name of the defendant were found. Therefore, the case was closed.
CHANCES OF SUCCESS:	☒ remote ☐ fair ☐ good
COMMENTS:	Case closed.

Schedule I

Terms And Conditions Of The Escrow Agreement

The Escrow Agreement (the “Agreement”) will be entered into between NUTRACEA, ETRON as representative to the SELLERS and the Escrow Agent on or before the Closing Date.

The Escrow Funds shall be deposited on the Closing Date by NUTRACEA with the Escrow Agent and has the value of US$ 2.022.817,00 (two million, twenty-two thousand, eight hundred and seventeen US Dollars).

The Escrow Funds shall be managed in accordance with the terms of these Terms and Coditions and the Escrow Agreement to be signed by NUTRACEA, ETRON and the Escrow Agent in a form acceptable to the Escrow Agent and which shall reflect the terms and conditions below:

The Escrow Funds shall act, as collateral for potential contingent liabilities, pursuant to Schedule H of the Purchase Agreement,

The Escrow Agent shall (i) act as a trustee in favor of NutraCea, ETRON, the SELLERS and IRGOVEL, in accordance with Article 627 of the Brazilian Civil Code, and (ii) keep the Escrow Funds separated from its assets.

On the Closing Date, NutraCea shall, wire the Escrow Funds to the a specific Bank account of the Escrow Agent, in immediately available funds, which funds shall be held by the Escrow Agent upon the terms and conditions negotiated with it and upon the terms set forth in the Purchase Agreement.

The Escrow Funds, plus all interest, applications, investments, dividends and other distributions and payments thereon (collectively, the “Distributions”) received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Property”.

During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in any of the investments at the written direction of ENTRON and NutraCea.

The Escrow Agent shall hold the Escrow Property in its possession until instructed to deliver the Escrow Property or any specified portion thereof to the SELLERS or to IRGOVEL, always in accordance with a written release notice signed by an authorized representative of ETRON and NutraCea, indicating whether the funds should be released to the SELLERS or to ETRON and the account on which the Escrow Property should be deposited. The release of the Escrow Property shall follow the time frame established as follow:

#	Judicial and Administrative Proceedings	Total Value (USD)
1	Fiscal Execution no. 022/105.0020813-2	69.117,30
2	Action for damages 022/1.05.0030336-4	99.316,67
3	Action for damages 022/1.05.0032383-7	85.614,51
4	Collection Suit 026/1.05.0001725	455,95
5	Action for damages 093/1.04.0000612-5	7.045,94
6	Action for damages and loss of profit 040/1.03.0000829-4	44.822,35
7	Action for damages 034/1.03.0002849-0	348,65
8	Administrative Notice 1603091	51,82
9	Administrative Notice 164079	329,69
10	Administrative Notice 160309-1	57,09
11	Administrative Notice 158061-2	56,76
12	Administrative Notice 18129-7	327,85
13	Tax foreclosure 2007.71.10.004040-7	2.253,11
14	Tax Foreclosure 2007.71.10.004041-9	10.767,28
15	Tax Foreclosure 2007.71.10.006144-7	5.542,27
16	Labor claim 01147-2005-103-04-00-5	112.650,67
17	Labor claim 00025-2005-104-04-00-8	8.448,80
18	Labor claim 00360-2006-104-04-00-7	11.546,69
19	Labor claim 00416-2005-104-04-00-2	82.108,63
20	Labor claim 00216-2005-721-04-00-4	18.247,00
21	Labor claim 01226-2004-101-04-00-2	14.995,49
22	Labor claim 01192-2007-103-04-00-1	572,22
23	Provisional redemy for antecipation production of evidence 022/1.08.0000615-2	19.713,87

2

#	Pending Liabilities
24	IOF on inter company loans not paid	113.777,18
25	IRRF on inter company loans not paid	47.876,53
26	PIS and COFINS not paid on tax credits	21.966,88
27	PIS and COFINS not paid on the presumed IPI credit	6.759,04
28	Non payment of INSS on the services contracted from cooperatives	18.024,11
29	Fring benefits	17.460,85
30	Employment recognition with the sales representatives	597.163,46
31	Non compliance with apprenticeship mandatory quota.	1.070,18
32	Non compliance with handicapped mandatory quota.	4.468,06
33	Salary equity liability	67.575,67
34	Non payment of salary (overtime)	18.508,61
35	Hazardous work premium	93.858,91
36	Sunday and holidays’ overtime work (rest day)	219.173,09
37	Absence of a trained employee to perform SESMT activities.	744,40
38	Enviromental liabilities	200.000,00
#	TOTAL (USD)	2.022.817,00

3

(i)	The values related to the Administrative or Judicial Proceedings should be released upon issuance of a final decision on the case or if a court settlement between the parties is signed.

(ii)	The values related to Pending Liabilities should be released at the yearly rate of 20%.

If the Escrow Property is disbursed in accordance with a court order, ETRON and NutraCea shall jointly represent to the Escrow Agent that such court order is final and not subject to appeal, pursuant to the Brazilian civil procedure laws.

Notwithstanding the foregoing, on or after the date on which each and all of the statutes of limitations applicable to the contingent liabilities indicated in Schedule H of the Purchase Agreement has elapsed, ETRON and NutraCea shall instruct the Escrow Agent to transfer any amounts of the Escrow Property then deposited in the Escrow Account to a bank account indicated by the SELLERS.

The funds to be released by the Escrow Agent, regardless as to whether they shall be released to IRGOVEL or the SELLERS will have to be wired to IRGOVEL in Brazil, as capital contribution of NutraCea. In case the Escrow Property is to be released to the SELLERS, IRGOVEL will have the obligation to release the funds to ETRON who will be in charge of distributing the funds to each of the SELLERS. In case the Escrow Property is to be released to the IRGOVEL, IRGOVEL will use the funds to pay the respective liability.

4

Schedule J

Payment Instructions

1.1. The Final Purchase Price shall be paid by NutraCea to the SELLERS in accordance with Section III of the Agreement, in a bank account held by Etron – Empreendimentos e Participações Ltda., to be informed by the SELLERS until the Closing Date.

Schedule K

Spin-off and Excluded Assets

1.1. The assets object of an spin-off conducted by the SELLERS pursuant to the amendment to the articles of association of IRGOVEL dated as of December 10, 2007 and filed with the Board of Trade of the State of Rio Grande do Sul under No. 2924943 and registered therewith on January 8, 2008, as well as the Excluded Assets under clause 1.3. below, are not part of the Acquisition and shall be retained by the SELLERS.

1.2. The following assets were assigned to Etron – Empreendimentos e Participações Ltda., a company duly organized and in existence in accordance with the laws of the Federative Republic of Brazil, as per the spin-off conducted by the SELLERS:

(i)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 464, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.453 on April 28, 1986;

(ii)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 474, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.454 on April 28, 1986;

(iii)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 484, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.455 on April 28, 1986;

(iv)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 494, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.456 on April 28, 1986;

(v)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 504, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.457 on April 28, 1986;

(vi)
plot of land, without improvements, located in the city of Pelotas, block # 990, registered under # 514, and with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 23.458 on April 28, 1986;

(vii)
portions of land in the city of Pelotas, in a location named Passo do Salso, registered with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 8.915 on January 23, 1980;

(viii)	plot of land located in the city of Pelotas registered with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 8.445 on October 16, 1979;

(ix)
portions of land in the city of Pelotas, in a location named Passo do Salso, registered with the Real Estate Registry of the 1st Region of the City of Pelotas under Title Record # 16.715 on October 16, 1982;

(x)
a number of rooms identified under # 1506, located in the city of São Paulo, State of São Paulo, at Avenida Angélica, 511, 15th floor, registered with Real Estate Registry of the 2nd Region of the City of São Paulo under Title Record # 38.574;

(xi)	title, rights and obligations in connection with:

(a)
Fazenda do Sol Agropecuária Ltda., a limited liability company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 89.629.364/0001-49, headquartered in the city of Arroio Grande, in the State of Rio Grande do Sul, at Vila Chasqueiro, s/ nº, Centro, CEP 96.330-000,

(b)
D’Caju Castanhas do Nordeste Brasileiro S/A, a corporation organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 23.523.392/0001-79, headquartered in the city of Altos, in the State of Piaui, at Rodovia BR 343, s/ nº, Km 28, CEP 64.290-000;

(c)
Cajufrutos Refloretadora e Agropecuária Ltda., a limited liability company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 23.633.787/0001-24, headquartered in the city of Altos, in the State of Piaui, at Rodovia BR 343, s/ nº, Km 28, CEP 64.290-000;

(d)
Frutasul Indústria e Comércio de Doces Ltda., a limited liability company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayers’ registration # 92.504.786/0001-00, headquartered in the city of Pelotas, in the State of Rio Grande do Sul, at Rua Sete de Setembro, 452, CEP 96.015-000;

(xii)	credits derived from Eletrobrás compulsory loans;

(xiii)	INSS taxes not including pro-labore (special judicial order); social security contribution – 1988 (special judicial order);

(xiv)	minority equity participation in Banco Sulbrasileiro S/A

Schedule L

Material Contracts

1.1. In accordance with clause 4.16 of the Agreement, below is an updated list of all agreements which are material for the business of IRGOVEL or establish a material obligation to IRGOVEL:

1.	AGENCY AGREEMENT

1.	Agency agreement – Miguel Augusto Galvão Pereira e Cia Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Miguel Augusto Galvão Pereira e Cia Ltda (“Sales Agent”)
Effective Date:	May 2, 2005
Term:	Undetermined
Product Description:	Products manufactured or sold by Irgovel

2.	Agency agreement – Transjupira Comércio e Transportes Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Transjupira Comércio e Transportes Ltda (“Sales Agent”)
Effective Date:	November 8, 2004
Term:	Agreement mutually terminated by the parties through a Termination and Release Instrument executed by the parties on August 2, 2005.
Product Description:	Products manufactured or sold by Irgovel.

3.	Agency agreement – Jappel Tranportes e Serviços Ltda – ME

Type of Agreement:	Sales Agent
Parties:	Irgovel and Jappel Tranportes e Serviços Ltda - ME (“Sales Agent”)
Effective Date:	August 10, 2005
Term:	Undetermined
Product Description:	Products manufactured or sold by Irgovel.

4.	Agency agreement – Comércio e Representações Agropecuárias Jocar Ltda ME

Type of Agreement:	Sales Agent
Parties:	Irgovel and Comércio e Representações Agropecuárias Jocar Ltda ME (“Sales Agent”)
Effective Date:	December 3, 2002
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

5.	Agency agreement – Adaílson Garcia Moreira Comércio e Representações Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Adaílson Garcia Moreira Comércio e Representações Ltda (“Sales Agent”)
Effective Date:	May 6, 2003
Term:	Agreement mutually terminated by the parties through a Termination and Release Instrument executed by the parties on August 2, 2005.
Product Description:	Products manufactured or sold by Irgovel.

6.	Agency agreement – Luiz C. Noal & Cia Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Luiz C. Noal & Cia Ltda (the “Sales Agent”).
Effective Date:	April 15, 2005
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

7.	Agency agreement – JL Pedra Representações de Gêneros Alimentícios e Bebidas em Geral Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and JL Pedra Representações de Gêneros Alimentícios e Bebidas em Geral Ltda (“Sales Agent”)
Effective Date:	August 5, 2005
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

8.	Agency agreement – Carreteiro Representações Gaúchas e Serviços Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Carreteiro Representações Gaúchas e Serviços Ltda (“Sales Agent”)
Effective Date:	August 10, 2005
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

9.	Agency agreement – Venda Forte Comércio e Representações Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Venda Forte Comércio e Representações Ltda (“Sales Agent”)
Effective Date:	October 15, 2004
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

10.	Agency agreement – Venda Forte Comércio Representação Alimentos Ltda ME

Type of Agreement:	Sales Agent
Parties:	Irgovel and Venda Forte Comércio e Representação Alimentos Ltda ME (“Sales Agent”)
Effective Date:	August 2, 2005
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

11.	Agency agreement – JLM Comércio e Representações Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and JLM Comércio e Representações Ltda (“Sales Agent”)
Effective Date:	April 15, 2005
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

12.	Agency agreement – M. Blos Representações Ltda.

Type of Agreemen:	Sales Agent
Parties:	Irgovel and M. Blos Representações Ltda (“Sales Agent”)
Effective Date:	October 22, 2004
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

13.	Agency agreement – Milton Carlos Martins Filho & Cia Ltda

Type of Agreement:	Sales Agent
Parties:	Irgovel and Milton Carlos Martins Filho & Cia Ltda (“Sales Agent”)
Effective Date:	November 18, 2004
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

14.	Agency agreement – Pedra Representações Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Pedra Representações Ltda (“Sales Agent”)
Effective Date:	December 29, 1992
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

15.	Agency agreement – Comércio e Representações Valeska Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Comércio e Representações Valeska Ltda (“Sales Agent”)
Effective Date:	December 16, 1992
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

16.	Agency agreement – Fernando Carlesso Baldo e Cia Ltda Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Fernando Carlesso Baldo e Cia Ltda (“Sales Agent”)
Effective Date:	July 3, 2006
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

17.	Agency agreement – Frenzel e Oliveira Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Frenzel e Oliveira Ltda (“Sales Agent”)
Effective Date:	May 5, 2007
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

18.	Agency agreement – Milton Almeida Silveira

Type of Agreement:	Sales Agent
Parties:	Irgovel and Milton Almeida Silveira (“Sales Agent”)
Effective Date:	June 27, 2006
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

19.	Agency agreement – Jesus Alexandre da Rocha

Type of Agreement:	Sales Agent
Parties:	Irgovel and Jesus Alexandre da Rocha (“Sales Agent”)
Effective Date:	June 27, 2006
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

20.	Agency agreement – Lorenzo Loredano e Cia Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Lorenzo Loredano e Cia Ltda (“Sales Agent”)
Effective Date:	April 13, 2006
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

21.	Agency agreement – Elecê Comércio e Representações Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Elecê Comércio e Representações Ltda (“Sales Agent”).
Effective Date:	December 14, 1992
Term:	Undetermined
Product Description:	Products manufactured or sold by Irgovel.

22.	Agency agreement – Sowal Comércio e Representações de Gêneros Alimentícios Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Sowal Comércio e Representações de Gêneros Alimentícios Ltda (“Sales Agent”)
Effective Date:	September 17, 2003
Term:	Agreement mutually terminated by the parties through a Termination and Release Instrument executed by the parties on September 17, 2003
Product Description:	Products manufactured or sold by Irgovel.

23.	Agency agreement – Medronha e Rodrigues Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Medronha e Rodrigues Ltda (“Sales Agent”)
Effective Date:	November 5, 2004
Term:	Undetermined.
Product Description:	Products manufactured or sold by Irgovel.

24.	Agency agreement – Luiz Antônio Adami Representações Ltda.

Type of Agreement:	Sales Agent
Parties:	Irgovel and Luiz Antônio Adami Representações Ltda (“Sales Agent”)
Effective Date:	December 14, 1992
Term:	Undetermined
Product Description:	Products manufactured or sold by Irgovel.

25.	Agency agreement – R. B. Scherer e Cia Ltda.

Type of Agreement:	Amendment to the Agency agreement
Parties:	Irgovel and R. B. Scherer e Cia Ltda (“Sales Agent”)
Effective Date:	November 12, 2007
Term:	Not applicable
Product Description:	Not applicable

26.	Agency agreement – DIPRON – Distribuidora de Produtos Importados e Nacionais Ltda.

Type of Agreement:	Termination and Release Instrument
Parties:	Irgovel and DIPRON – Distribuidora de Produtos Importados e Nacionais Ltda (“Sales Agent”)
Effective Date:	September 11, 2000
Term:	Not applicable
Product Description:	Eatable oils

27.	Agency agreement – Soma Representações Comerciais Ltda.

Type of Agreement:	Termination and Release Instrument
Parties:	Irgovel and Soma Representações Comerciais Ltda (“Sales Agent”)
Effective Date:	October 3, 2003
Term:	Not applicable
Product Description:	Not applicable

28.	Agency agreement – Thaís Representação Comercial Ltda.

Type of Agreement:	Amendment to the Agency agreement
Parties:	Irgovel and Soma Representações Comerciais Ltda (“Sales Agent”)
Effective Date:	September 10, 2004
Term:	Not applicable
Product Description:	Not applicable

29.	Agency agreement

Type of Agreement:	Letter of Termination of the Agency agreement
Parties:	Irgovel and Mr. José Carlos (“Sales Agent”)
Effective Date:	September 17, 2004
Term:	Not applicable
Product Description:	Not applicable

30.	Agency agreement

Type of Agreement:	Letter of Termination of the Agency agreement
Parties:	Irgovel and Mr. Joaquim Geraldes (“Sales Agent”)
Effective Date:	Not applicable
Term:	Not applicable
Product Description:	Not applicable

2.	SUPPLY AGREEMENTS

1.

Type of Agreement:	Supply Agreement No. 01232
Parties:	Condor Super Center Ltda. (Purchaser) and Irgovel
Effective Date:	March 27, 2007
Term:	12 months - to be renewed automatically for equal periods of 12 months
Product Description:	Supply of Irgovel’s products.

2.

Type of Agreement :	Supply Agreement No. 3163
Parties:	Cia Zaffari Comércio e Indústria. (Purchaser) and Irgovel
Effective Date:	November 04, 2005
Term:	Undetermined
Product Description:	Oil (“óleo carreteiro”)

3.

Type of Agreement:	Supply Agreement No. 0034
Parties:	Cia Zaffari Comércio e Indústria (Purchaser) and Irgovel.
Effective Date:	March 30, 2007
Term:
March 30, 2008. The agreement will be automatically renewed in the event none of the parties notifies the other of its intent to terminate the agreement. at least 30 days prior to the agreement's expiration date.

Product Description:	Not specified in the agreement.

4.

Type of Agreement:	Supply Agreement No. 131/ 2006
Parties:	Master Ats Supermercados Ltda. (Purchaser) and Irgovel
Effective Date:	December 15, 2006.
Term:	12 months - automatically prorogated for equal periods of 12 months
Product Description:	Supply of Irgovel’s products. The products were not specified in the agreement.

5.

Type of Agreement:	Supply Agreement
Parties:	Importadora e Exportadora de Cereais S/A – Supermercados IMEC (Purchaser) and Irgovel
Effective Date:	May 25, 2006.
Term:	12 months to be renewed automatically for equal periods of 12 months
Product Description:	Supply of Irgovel’s products. The products were not specified in the agreement.

3.	SERVICE AGREEMENTS

1.	Services Agreement – Assessorial - Assessoria e Consultoria S/C Ltda.

Type of Agreement:	Services Agreement
Parties:	Irgovel and Assessorial - Assessoria e Consultoria S/C Ltda. (“Provider”)
Effective Date:	October 2, 1995
Term:	Indefinite.
Product Description:	Internal audit services, consulting services and assistance in the accounting and tax areas.

2.	Services Agreement – Angeloni & Cia Ltda.

Type of Agreement:	Services Agreement
Parties:	Irgovel and Angeloni & Cia Ltda. (“Provider”)
Effective Date:	December 13, 2005
Term:	Indefinite.
Product Description:	Technology services related to the exchange of information and documents by the parties through the Internet.

3.	Legal Services Agreement – Ilo Batista da Silva

Type of Agreement:	Legal Services Agreement
Parties:	Irgovel and Ilo Batista da Silva (“Provider”)
Effective Date:	February 17, 2005
Term:	Undetermined
Product Description:	Legal assistance in connection with the foreclosure action based on an execution action regarding a non-judicial credit instrument to be filed against Rui Fernando Fountoura de Oliveira.

4.	Legal Services Agreement – Lauvir de Quevedo Barboza e Advogados Associados

Type of Agreement:	Legal Services Agreement
Parties:	Irgovel and Lauvir de Quevedo Barboza e Advogados Associados (“Provider”)
Effective Date:	July 22, 2002
Term:	Indefinite.
Product Description:
Legal consulting and assistance in connection with in-court and out-of-court litigation in the tax, tax/criminal, civil and commercial areas, except with regard to: i) voluntary bankruptcy filing; (ii) filing for reorganization proceedings (“concordata”, currently, judicial restructuring - “recuperação judicial”) and (iii) sale of quotas of the company.

5.	Electricity Services Agreement - CEEED - Companhia Estadual de Distribuição de Energia Elétrica

Type of Agreement:	Electricity Services Agreement
Parties:	Irgovel and CEEE-D - Companhia Estadual de Distribuição de Energia Elétrica (Provider)
Effective Date:	January 16, 2004
Term:	1 year, with automatic renewals of 1-year periods, unless terminated by either party at least 180 days prior to the then current 1-year period.
Product Description:	Electricity.

6.	Services Agreement - Ambientus Tecnologia Ambiental Ltda.

Type of Agreement:	Services Agreement
Parties:	Irgovel and Ambientus Tecnologia Ambiental Ltda (“Provider”)
Effective Date:	March 15, 2006
Term:	24 months, which may be renewed for additional periods of 24 months.
Product Description:	Collection, transportation, treatment and final destination of “Class I – Toxic ” solid residues (cleaning cloths “estopas”, lamps, and batteries).

7.	Credit Certificate – Banco Bradesco S.A. – N. 001.835.047

Type of Agreement:	Loan Agreement
Parties:	Irgovel and Banco Bradesco S.A. (“Lender”)
Effective Date:	February 12, 2007
Term:	1 year
Product Description:	Loan in the amount of R$56,470.02 (fifty six thousand four hundred and seventy Reais and two cents) (equivalent to approximately US$ 31,000.00)

7.	Advance on Receivables – Banco Bradesco S.A.

Type of Agreement:	Advance on Receivables Agreement – rotative credit
Parties:	Irgovel and Banco Bradesco S.A. (“Bank”)
Effective Date:	June 1, 2007
Term:	Indefinite
Product Description:	Advance on Irgovel’s receivables, by the Bank, up to the limit of R$ 400,000.00 (four hundred thousand Reais) (equivalent to approximately US$ 220,000.00)

8.	Automobile Leasing Agreement – Bradesco Leasing S.A.– N.0267185-9

Type of Agreement:	Automobile Leasing Agreement
Parties:	Irgovel and Bradesco Leasing S.A. Arrendamento Mercantil (“Lessor”)
Effective Date:	March 14, 2006
Term:	36 months
Product Description:	Automobile worth R$ 26,885.98(twenty six thousand eight hundred eighty five Reais ninety eight cents) (equivalent to approximately US$ 15,000.00)

9.	Leasing Agreement – Bradesco Leasing S.A. Arrendamento Mercantil – N. 001011977

Type of Agreement:	Leasing Agreement
Parties:	Irgovel and Bradesco Leasing S.A. Arrendamento Mercantil (“Lessor”)
Effective Date:	February 05, 2007
Term:	42 months
Product Description:	Asset worth R$ 48,000.00 (forty eight thousand Reais) (equivalent to approximately US$ 26,000.00);

Schedule M

Intellectual Property

1. TRADEMARKS

Application/ Registration Number		Class	Filing/ Issuance date	Type	Covered Products Description	Status
006105068	CARRETEIRO	29:40	03.12.1971	N**	Lard for foodstuff use – animal and vegetable oils – olive oil – edible fats - coconut fat – coconut oil – vegetable oils – sunflower oil – sesame oil – Soya oil – edible oils	Renewed until 06/25/2015

006277721	IRGOVEL	29:40	06.29.1973	N**
Margarines – butters - Lard for foodstuff use - animal and vegetable oils – olive oil – edible fats - coconut fat – coconut oil – vegetable oils – sunflower oil – sesame oil – Soya oil – corn oil - edible oils
						Renewed until 04/10/2016

800340906	SHANOUK	29:40	11.19.1980	N**
Margarines – butters - lard for foodstuff use - animal and vegetable oils – olive oil – edible fats - coconut fat – coconut oil – vegetable oils – sunflower oil – sesame oil – Soya oil – corn oil - edible oils
						Renewed until 06/14/2013

817594990	IRGOVEL	21:10	12.01.1993	N**	Foodstuffs and other commodities for animals, excepting from such only veterinary and animal hygiene products – animal foodstuffs	Renewed until 02/06/2016

822570963	E-CRIOULO	NCL (7) 31	08.25.2000	N**
Cattle feed – animal feed – animal oil cake – animal fattening products – feed strengthening substances – crushed cereal – crushed cereal paste for animal consumption – fish bone flour for animal consumption- grains for animal consumption- animal feed in general – distillery residues for animal consumption – cereal processing residues for animal consumption

On 10/23/2007, the INPI denied the request based upon the opposition of the Crioulo Horse Breeders Brazilian Association.

According to the information provided by Irgovel’s representative, the company’s appeal is currently awaiting a decision.

825407214	E-CRIOULO IRGOVEL	NCL (8) 31	04.25.2003	M*
Oil cake for animals – fortified feed substances for animals – chewable, edible objects for animals – animal feed – horse rearing feed – peanut oil cake for animals – oil cake for cattle – horse feed – feed additives – biscuits for animals – feed – crushed cereal – animal fattening products – salt for cattle – proteins for animal consumption – food paste for animal rearing – balanced animal feed – feed for animals
						Request halted by INPI itself – a common occurrence when INPI believes there is a resemblance to another brand. Registration No. 800.111.982.

825917700	SABOR DA VIDA	NCL (8) 29	11.06.2003	M*
Margarines – butters - lard for foodstuff use - animal and vegetable oils – olive oil – edible fats - coconut fat – coconut oil – vegetable oils – sunflower oil – sesame oil – Soya oil – corn oil - edible oils

					The opposition presented by Sterling Lake Investiments Ltd is awaiting a final decision since 12/13/2005.

825917719	SABOR DA VIDA	NCL (8) 31	11.06.2003	M*
Oil cake for animals – fortified feed substances for animals – chewable, edible objects for animals – animal feed – poultry rearing feed – peanut oil cake for animals – oil cake for cattle – horse feed – feed additives – biscuits for animals – feed – crushed cereal – animal fattening products – salt for cattle – proteins for animal consumption – food paste for animal rearing – feed for animals
					The opposition presented by Sterling Lake Investiments Ltd is awaiting a final decision since 12/13/2005

827744803	NATURAL	NCL (8) 29	09.20.2005	M*
Margarines – butters - lard for foodstuff use - animal and vegetable oils – olive oil – edible fats - coconut fat – coconut oil – vegetable oils – sunflower oil – sesame oil – Soya oil – corn oil - edible oils

The registration request was granted on 10/30/2007
According to the information provided by Irgovel’s representative, the relevant fees have already been paid in order to issue the registration certificate.

900053275	E-HORSE	NCL (8) 29	10.24.2006	N**
Oil cake for animals – fortified feed substances for animals – chewable, edible objects for animals – animal feed – poultry rearing feed – peanut oil cake for animals – oil cake for cattle – cattle feed – feed additives – biscuits for animals – feed – crushed cereal – animal fattening products – salt for cattle – proteins for animal consumption – food paste for animal rearing – feed for animals
					The registration request was published on 02/06/2007. There has been no opposition registered in the INPI’s data base.

900055839	E-DOG	NCL(8) 31	10.25.2006	N**
Oil cake for animals – fortified feed substances for animals – chewable, edible objects for animals – animal feed – poultry rearing feed – peanut oil cake for animals – oil cake for cattle – cattle feed – feed additives – biscuits for animals – feed – crushed cereal – animal fattening products – salt for cattle – proteins for animal consumption – food paste for animal rearing – feed for animals
					The registration request was published on 02/06/2007. There has been no opposition registered in the INPI’s data base.

900055898	E-CAT	NCL (8) 31	10.25.2006	N**
Oil cake for animals – fortified feed substances for animals – chewable, edible objects for animals – animal feed – poultry rearing feed – peanut oil cake for animals – oil cake for cattle – cattle feed – feed additives – biscuits for animals – feed – crushed cereal – animal fattening products – salt for cattle – proteins for animal consumption – food paste for animal rearing – feed for animals
The registration request was published on 02/06/2007. There has been no opposition registered in the INPI’s data base

2. DOMAIN NAMES

2.1 Irgovel has registered the following domain names: “irgovel.com.br”, and “irgovel.com”.

3. SELLERS states that they have not sold, transferred, leased or otherwise disposed of any property or asset of Irgovel, including but not limited to trademarks, trade names, trade dress, copyrights, trade secrets, customer lists, phone numbers, domain addresses, websites and all intellectual property owned by Irgovel, as per iten 4.11 (ii) of the Agreement.

Schedule N

List of Bank Accounts

BANK	BRANCH	ACCOUNT
Bradesco – Pelotas	0387-5	3561-0
Bradesco – Gen. Osório	3097-0	1341-0
Bradesco – Empresas	3708-7	1341-0
HSBC	0156	10805-08
Caixa Econômica Federal	0495	252-3
Banco do Brasil	3124-0	3335-9
BANRISUL	0320	06.0903460-8
BANRISUL	0320	06.8692380-1
Real ABN AMRO	1547	3001413-3

Schedule O

List of Powers of Attorney

Attorney-in-fact	FABIANO TEIXEIRA DO AMARAL BRITO
Type	Public
Powers	All powers necessary to manage the company, however always together with a Director.
Expiration Date	Undetermined

Attorney-in-fact	MARIA DE FÁTIMA TEIXEIRA DO AMARAL BRITO
Type	Public
Powers	All powers necessary to manage the company, however always together with a Director.
Expiration Date	Undetermined

Attorney-in-fact	JULIANO MIGLIORI DO AMARAL BRITO
Type	Public
Powers	All powers necessary to manage the company, however always together with a Director.
Expiration Date	Undetermined

Attorney-in-fact	ANSELMO GRELLERT
Type	Public
Powers	Representation before the Brazilian Central Bank
Expiration Date	Undetermined

Attorney-in-fact	ANSELMO GRELLERT E LOURIVAL MARTINS DA SILVA
Type	Public
Powers	Representation as a creditor in collections, judicial or not
Expiration Date	Undetermined

Attorney-in-fact	ILO BATISTA DA SILVA
Type	Private
Powers	Collection against Gessy Tarabal Power
Expiration Date	Undetermined

Attorney-in-fact	GILMAR PRETTO
Type	Electronic
Powers	Representation before the Brazilian Revenue Office
Expiration Date	December 31, 2008

Attorneys-in-fact
AIRES LUIS PEREIRA ORESTES
ANA MARIA CRISTINA DA SILVA MARTINS
EDEILSON DA SILVA RAMOS
JOELCIO DE FREITAS
LUIS FERNANDO PONTES RUSSO
LUIZ MAURO DA SILVA
MARIA MANOELA CHAGAS MAGALHAES
OLIVIEL RODRIGUES CORREA
RAFAEL DE SOUZA PRATES NETO
RUGARD NABINGER
TAIO SILVA MENDONÇA

Type	Electronic
Powers	Import and export process
Expiration Date	June 30, 2008

Schedule P

Form of Closing Statement

This Closing Statement (the “Statement”), dated as of January 31, 2008 is entered into by and between:

On one side,

(1) NUTRACEA, a corporation organized and in existence accordance with the laws of the State of California, with head offices and legal domicile in the city of Phoenix, State of Arizona, United States of America, located at 5090 N. 40th Street, Ste 400, AZ 85018, herein represented by its Chief Executive Officer, Mr. Bradley Edson, an American citizen, married, businessman, resident and domiciled in the United States of America, with commercial offices located in the city of Phoenix, State of Arizona, at 5090 North 40th Street, Suite 400, AZ 85018 (hereinafter referred to simply as “NutraCea”);

And, on the other,

(2) OSMAR TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Maranhão, 320, 5º andar, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 008.620.458/00;

(3) NEWMAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Albuquerque Lins, 848, apto. 162, in the city of São Paulo, SP, registered as Individual Taxpayer under No. 010.744.748/72;

(4) EDILSON TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, businessman, residing and domiciled at Rua Guilherme Wetzel, 355, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 076.735.151/72;

(5) DARLAN TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, married, chemical engineer, residing and domiciled Rua Povoas Júnior, 683, in the city of Pelotas, RS, registered as Individual Taxpayer under No. 003.030.031/20;

(6) SAMUEL AMARAL BRITO JÚNIOR, a Brazilian citizen, married, economist, residing and domiciled at Rua T-38, nº 668, apto. 602, Setor Bueno, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 076.429.461/04;

(7) DARLENE DO AMARAL BRITO COSTA, a Brazilian citizen, widow, businesswoman, residing and domiciled at Rua S-51, nº Quadra 59, lote 02, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 692.406.631/34;

(8) MARIA ZENIA AMARAL BRITO VILELA, a Brazilian citizen, married, businesswoman, residing and domiciled at Rua Elvira, 42 Vila Santa Maria de Nazareth, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 283.218.201/15;

(9) MARIA HELENA AMARAL BRITO FERREIRA, a Brazilian citizen, married, businessman, residing and domiciled at Rua J-31, 40, Setor Jaó, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 348.055.591/87;

(10) CANDIDA MARIA TEIXEIRA DO AMARAL BRITO, a Brazilian citizen, single, businessman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 320.240.531/49;

(11) HELENA TEIXEIRA BRITO, Brazilian, widow, businesswoman, residing and domiciled at Rua Arlindo Costa, 17, in the city of Anápolis, GO, registered as Individual Taxpayer under No. 402.934.911/00; and

(12) ALDOMIRO PEREIRA FALEIRO, a Brazilian citizen, widower, businessman, residing and domiciled at Rua 9-B, Quadra J-3. Don Orlando, Lotes 11/17, nº 182, apto. 1.703, Setor Oeste, in the city of Goiânia, GO, registered as Individual Taxpayer under No. 002.799.001/04 (hereinafter referred to collectively simply as “SELLERS”);

And, as Intervening Party,

(13) IRGOVEL – INDÚSTRIA RIOGRANDENSE DE ÓLEOS VEGETAIS LTDA., a limited liability company company organized and in existence in accordance with the laws of the Federative Republic of Brazil, taxpayer’s registration # 87.442.430/0001-41, headquartered in the city of Pelotas, State of Rio Grande do Sul, in the Federative Republic of Brazil, at Avenida Presidente João Goulart, 7351, Distrito Industrial, CEP 96.040-000 (hereinafter referred to simply as “IRGOVEL”):

1.1. Reference is made to the Quotas Purchase and Sale Agreement (the “Agreement”) and to Section III, clause 3.5., executed by and between NutraCea and the Sellers. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

1.2. Pursuant to the terms and conditions of the Agreement, NutraCea and the SELLERS declare, acknowledge and confirm that:

(i)	the respective Representations and Warranties set forth in Sections IV and V of the Agreement are true and correct in all material respects as of the Closing Date;

(ii)
the Final Purchase Price for the sale and transfer of the Quotas is of [_], and it has been verified by both NutraCea and the SELLERS, and such price was duly calculated based on the Basic Purchase Price less the relevant deductions and plus the relevant increases pursuant to Section III of the Agreement and such deductions and increases have been duly verified by the PARTIES;

(iii)	the requirements relative to the conditions precedent to the closing of the Acquisition as per Schedule A hereto have been met by the SELLERS, except as provided under Schedule B hereto.

IN WITNESS WHEREOF, the PARTIES have caused this Closing Statement to be executed by their legal representatives thereunto duly authorized as of January 31, 2008.

PURCHASER:

__________________________________________
NutraCea, a California Corporation
Por/ By : Bradley Edson
Cargo/ Title: Chief Executive Officer

[Continued from the Signature Page of the Closing Statement issued on January 31, 2008 in accordance with the Quotas Purchase and Sale Agreement executed between NutraCea, the Sellers and Irgovel]

SELLERS:

__________________________________________
DARLAN TEIXEIRA DO AMARAL BRITO

__________________________________________
EDILSON TEIXEIRA DO AMARAL BRITO

BY POWER-OF-ATTORNEY OF:

OSMAR TEIXEIRA DO AMARAL BRITO
NEWMAN TEIXEIRA DO AMARAL BRITO
SAMUEL AMARAL BRITO JÚNIOR
DARLENE DO AMARAL BRITO COSTA
MARIA ZENIA AMARAL BRITO VILELA
MARIA HELENA AMARAL BRITO FERREIRA
CANDIDA MARIA TEIXEIRA DO AMARAL BRITO
HELENA TEIXEIRA BRITO
ALDOMIRO PEREIRA FALEIRO

_______________________________________________________
SIGNS: MARIA DE FATIMA TEIXEIRA DO AMARAL BRITO

INTERVENING PARTY:

IRGOVEL – INDÚSTRIA DE ÓLEOS RIOGRANDENSE LTDA.

__________________________________________	__________________________________________
By:	By:
Title:	Title:

WITNESSES:

_________________________________	_________________________________
NAME:	NAME:
ID:	ID:
TAXPAYER'S REGISTRATION:	TAXPAYER'S REGISTRATION:

Schedule Q

List of Employees

NOME	CARGO	SALÁRIO
ACI DOS SANTOS	AUXILIAR DE OPERADOR	589,68
ADAO DA ROSA MOURA	ENCARREGADO CARGA E	764,61
ADAO GRATULINO LEITE ROSA	AJUDANTE GERAL	451,80
ADAO MORALES LOUZADA	AUXILIAR DE OPERADOR	589,68
ADIL PINHEIRO	MOTORISTA OPERADOR I	765,45
ADILSON ROGERIO OLIVEIRA BARBOSA	SOLDADOR	891,66
ADOLFO BEDERODE DE VARGAS	MECANICO MONTAG.II	891,66
ADOLFO FERNANDO GERMANY MOURA	AJUDANTE GERAL	508,93
ADRIANA MADRUGA PEREIRA	LABORATORISTA	892,08
ADRIEL COELHO DE SOUZA	AJUDANTE GERAL	528,99
ALESSANDRO KARAM RANGEL	GERENTE DE VENDAS DE	3.456,20
ALESSANDRO RIBEIRO FARIAS	AUXILIAR DE OPERADOR	589,68
ALVARINO OLIVEIRA DOMINGUES	OPERADOR II	776,79
ANA MARIA BORGES BORGES	COPEIRA	533,29
ANDRE MADRUGA PEREIRA	OPERADOR I	616,14
ANDRE SCHULZ	AJUDANTE GERAL	528,99
ANGELA CRISTINA BLANK	LABORATORISTA	713,66
ANGELINO AMARAL DUARTE	OPERADOR II	776,79
ANSELMO GRELLERT	GERENTE ADMINISTRATI	3.456,20
ANTONIO JOAQUIM M LOUZADA	ENCARREGADO TURNO II	1.207,71
ANTONIO MANOEL M DE PAIVA	OPERADOR II	776,79
ARISTEU DA ROSA SIAS	MOTORISTA OPERADOR I	765,45
ARISTEU FONTES AMARAL	TORNEIRO MECANICO	892,08
ARNILDO KOSCHIER	ANALISTA DE CREDITO	1.468,50

ARTUR ABEL VEIGA CRAVO	MECANICO MONTAG.II	891,66
CANDIDO REIS TAVARES	AJUDANTE GERAL	528,99
CARLOS EDUARDO DA SILVA MACHADO	ALMOXARIFE	642,60
CARLOS GILBERTO DIAS DA MOTTA	OPERADOR II	776,79
CARLOS ROBERTO MACIEL LOPES	MECANICO MONTAG.II	891,66
CARLOS ROGERIO DUARTE CRUZ	PORTEIRO II	635,04
CATIA MARIA CHAGAS PEREIRA	AUX.TRATAM.EFLUENTES	787,50
CLAUDINEI MAIA DO NASCIMENTO	OPERADOR II	776,79
CLAUDIO ANDRE MEDEIROS DA SILVA	PEDREIRO	614,46
CLEBER MACHADO NUNES	AJUDANTE GERAL	508,93
CLEITON VILELA MEDEIROS	AUXILIAR DE OPERADOR	589,68
CLOVIS CLAIR SILVEIRA ISLABAO	AJUDANTE GERAL	508,93
CRISTIANO VIEIRA CONRADO	AJUDANTE GERAL	528,99
DANIELA DA SILVA SALDANHA	TELEFONISTA	713,00
DANILO MORALES	AUXILIAR DE OPERADOR	589,05
DARI ESLABAO NIZOLLI	AJUDANTE GERAL	508,93
DELAMAR LARROZA DA CUNHA	AJUDANTE GERAL	508,93
DELAMAR MORAES ABREU	ELETRICISTA II	892,08
DONARIO DA SILVA OLIVEIRA	OPERADOR II	776,79
DOUGLAS RENATO DUARTE PEREIRA	AUXILIAR DE OPERADOR	589,68
EDGAR BORGES DE OLIVEIRA	AJUDANTE GERAL	528,99
EDISON CLAIR CARDOSO	ENCAR. ENVAZAMENTO D	1.088,99
EDISON DA SILVA MEDEIROS	MOTORISTA OPERADOR I	765,45
EDUARDO ALONSO PEVERADA	AJUDANTE GERAL	528,99
EDUARDO GOMES	MECANICO DE MANUTENC	891,66
ELBIO RODERICO LIMONS MACHADO	OPERADOR II	776,79
ELI GONCALVES MESQUITA	ENCARREGADO TURNO II	1.207,71

ELIANA MARIA ROSA DOS SANTOS	ENCARR.RACOES E CARG	1.478,40
ELIANE DE MATTOS GONCALVES	ENCARREGADO TURNO II	1.207,71
ELISABETE PRESTES BAPTISTA	LABORATORISTA	892,08
EMILIO BENING ALVES	OPERADOR II	776,79
ENEDINO DUTRA CALDEIRA	AUXILIAR DE OPERADOR	589,68
ERNI THEIS ROLL	ENCARREGADO DE TRANS	1.208,71
EVANIRA DIAS PINHEIRO	COZINHEIRA	614,46
EVERALDO CUNHA SIGALES	MECANICO MONTAG.II	891,66
EVERSON LUIS MARQUES QUEIROGA	AJUDANTE GERAL	451,00
EVERTON BRAHM CAMPELO	PORTEIRO II	635,04
FABIANO BORGES CORTEZ	AUXILIAR DE OPERADOR	589,68
FABIANO TEIXEIRA DO AMARAL BRITO	GERENTE FINANCEIRO	3.456,20
FABIO JARDEL BEDERODE SARAIVA	ALMOXARIFE	642,60
FABIO MONQUELATE MENDES	PORTEIRO II	635,04
FERNANDO ANTONIO ZEPKA BARBOSA	AUXILIAR DE OPERADOR	589,68
GABRIEL MADRUGA RODEGHIERO	PEDREIRO	614,46
GERMANO GARCIA DE GARCIA	MECANICO MONTAG.II	891,66
GEVERSON DA SILVA RIBEIRO	AJUDANTE GERAL	451,00
GILBERTO DA SILVA ELESBAO	OPERADOR I	616,14
GILMAR PRETTO	CONTADOR	3.456,20
GILMAR XAVIER DOS SANTOS	AUXILIAR DE OPERADOR	589,68
GILNEI COSTA NACHTIGALL	GERENTE PRODUCAO	3.206,90
GILNEI DOS SANTOS SILVA	AJUDANTE GERAL	508,93
GILNEI MACHADO FERREIRA	AUXILIAR DE OPERADOR	589,68
GILNEI MAIA DO NASCIMENTO	OPERADOR II	776,79
GILNEI MEDEIROS DA ROCHA	MECANICO MANUT.I	825,93
GISELE BARRETO MENDES	COPEIRA	451,00
GLAICON SILVA DA ROSA	ENCARREGADO DE ALMOX	1.207,71

GRAZZIELE PACHECO FERNANDES	LABORATORISTA	892,08
GUSTAVO GERMANO SCHWANTZ	OPERADOR II	776,79
IGOR JOSE DE PAULA BAPTISTA	AJUDANTE GERAL	451,00
IRAI CUNHA DA COSTA	AUXILIAR DE OPERADOR	589,68
IRANI TEIXEIRA BORGES	ALMOXARIFE	642,60
ISRAEL TEIXEIRA DE MESQUITA	AJUDANTE GERAL	451,00
ITAMAR ROBERTO DA SILVA SOARES	ALMOXARIFE	642,60
IVACI TEIXEIRA BORGES	OPERADOR II	776,79
IVO SOUZA DA CRUZ	OPERADOR II	776,16
IZABEL CRISTINA DOS SANTOS DUARTE	AUX.DPTO.PESSOAL	1.113,83
JAIME TEIXEIRA BARCIA	AJUDANTE GERAL	528,99
JAIR FRANCISCO CARDOSO LOURENCO	BALANCEIRO	787,25
JAMIR FAGUNDES CORREA	OPERADOR II	776,16
JERRI LUIZ SOARES GOMES	CHEFE DE CUSTOS	2.591,35
JESUS EVARISTO DUARTE DE ARAUJO	AJUDANTE GERAL	528,99
JOAO CARLOS MIMBARCAS	ENGARREGADO DA PORTA	695,52
JOAO CARLOS RODRIGUES DOS SANTOS	AUXILIAR DE OPERADOR	589,68
JOAO FRANCISCO DA SILVA VAZ	VETERINARIO	2.784,04
JOAO HAMILTON XAVIER FONSECA	AJUDANTE GERAL	589,69
JOAO JORGE FONSECA ISLABAO	AUXILIAR DE OPERADOR	589,68
JORGE AQUINO VASCONCELLOS OLIVEIRA	SOLDADOR	891,66
JORGE LUIZ CONCEICAO OLIVEIRA	AJUDANTE GERAL	528,99
JORGE LUIZ DA SILVA FARIAS	PORTEIRO II	635,04
JOSE ALCEU PERES	AJUDANTE GERAL	508,93
JOSE CARLOS DE SOUZA	OPERADOR II	776,79
JOSE TAILOR DA SILVA LOPES	ENCARR.POSTO VENDAS	776,16
JOSUE DE FREITAS GONCALVES	APRENDIZ SENAI	190,00

JOYLE GONCALVES JUNIOR	ELETRICISTA II	891,66
JULIANO MIGLIORI DO AMARAL BRITO	COMPRADOR DE INSUMOS	3.220,00
LAURO OROCILDO DIAS	TORNEIRO MECANICO	892,08
LEANDRO CORREA LAMERAO	AJUDANTE GERAL	528,99
LEANDRO DIAS DO SANTOS	FATURISTA	1.134,00
LECI SOARES DE QUEVEDO	OPERADOR II	776,79
LEONARDO MAGALHAES LACAU	ASSISTENTE VENDAS I	1.124,97
LEONEL ANDRE DE SOUZA PEREIRA	OPERADOR DE EMPILHAD	765,45
LEONTINO JOSE SEVERO	AUXILIAR DE OPERADOR	589,68
LUCIANO DE MELO RODRIGUES	MECANICO MANUT.I	825,93
LUCIANO DOS SANTOS ALVES	AUXILIAR DE OPERADOR	589,68
LUIS URBANO AIRES PINTO	LOGISTICA DE TRANSPO	1.466,03
LUIZ ANTONIO DOS SANTOS DE MORAES	PORTEIRO II	635,04
LUIZ CARLOS DA SILVA CASTRO	TECNICO SEGURANCA DO	1.207,63
LUIZ CARLOS MAIA DO NASCIMENTO	AUXILIAR DE OPERADOR	589,68
LUIZ FERNANDO DILLMANN	ANALISTA FISCAL	1.267,39
MAICON ESPINDOLA DOS SANTOS	COMPRADOR	1.563,69
MANFRED ERNST FAULSTICH	TORNEIRO MECANICO	892,08
MARCELINO VALADAO MADEIRA	OPERADOR II	776,79
MARCELO AVILA DE OLIVEIRA	PINTOR MANUTENCAO	643,72
MARCIO ANDRE SILVA DA SILVA	AJUDANTE GERAL	528,99
MARCIO DILLMANN ULGUIM	AJUDANTE GERAL	451,00
MARCO ANTONIO F DE FURTADO	MECANICO MANUT.I	825,93
MARCOS ROBERTO PEREIRA MARCOWISCH	AUXILIAR DE OPERADOR	589,68
MARCOS VINICIUS LETTNIN TUBINO	ENGENHEIRO DE ALIMEN	1.760,00
MARI CRISTIANE VIEIRA MACIEL	AUX.TRATAM.EFLUENTES	787,50
MARIA DAS GRACAS FERNANDES BARRETO	COPEIRA	533,29
MARIA DE FATIMA TEIXEIRA DO AMARAL BRITO	DIRETOR ADMINISTRATI	5.437,53

MARIA HELENA MAIA	ENCARREGADO TURNO II	1.207,71
MARIO ANTONIO DA SILVA TEIXEIRA	AJUDANTE GERAL	528,99
MARIO JORGE MENDES DOS SANTOS	ENCARREGADO ARMAZ. E	776,16
MARIO ORLANGIO PINTO RUBIRA	AJUDANTE GERAL	528,99
MAURICIO NORNBERG RAMALHO	ESTAFETA	765,39
MAURO IRINEU DE SOUZA	OPERADOR II	776,79
MOISES PEREIRA OLIVEIRA	AUX.MECANICA II	589,05
MONICA BEATRIZ BARZ REDMER	LABORATORISTA	892,08
NEDES MARTINS BORGES	AUXILIAR DE OPERADOR	589,68
NILTON SODRE BORGES	OPERADOR II	776,79
NOE SILVEIRA DUTRA	ZELADOR	528,99
OSNI DA SILVA MAIA	ENCARREG.MANUTENCAO	1.926,12
PABLO RENATO PADILHA FERRAZ	AJUDANTE GERAL	508,93
PAULO CESAR ISLABAO ESPERANCA	AJUDANTE GERAL	528,99
PAULO FERNANDO COIMBRA DIAS	OPERADOR II	776,79
PAULO RENATO BORGES COLLARES	AUXILIAR DE OPERADOR	589,68
PAULO RENATO OLIVEIRA GONCALVES	MECANICO DE MANUTENC	825,93
PAULO RENI DOS SANTOS BASTOS	MECANICO MANUT.I	825,93
PAULO RICARDO MEDEIROS RODRIGUES	AJUDANTE GERAL	508,93
PAULO ROGERIO VIEIRA COIMBRA	OPERADOR II	776,79
RENATO SOARES LEMOS	ELETRICISTA II	892,08
ROBERVANI TEIXEIRA ARRUDA	AJUDANTE GERAL	451,00
ROBINSON CARDOSO PEREIRA	AJUDANTE GERAL	508,93
RODRIGO BORGES DE MEDEIROS	ALMOXARIFE	642,60
RODRIGO SILVA SOARES	ANAL. SUPORTE	1.209,79
ROGERIO NOGUES BARCELOS	AUXILIAR DE OPERADOR	589,68
ROMARIO LOPES NUNES	AJUDANTE GERAL	528,99

ROSALVO MARTINS SOARES	MOTORISTA OPERADOR I	765,45
ROSE ELAINE MACHADO SILVEIRA	AUXILIAR DE COZINHA	545,16
RUBENS NEY DE OLIVEIRA GALARRAGA	AJUDANTE GERAL	508,93
RUDIMAR LOUZADA HERES	AUXILIAR DE OPERADOR	589,68
SAMANTA TOLENTINO CECCONELLO	ENCARR.TRATAM.EFLUEN	1.124,97
SANTO HENRIQUE PORCIUNCULA	TECNICO SEGURANCA DO	1.201,27
TAILOR FURTADO DA MOTA	OPERADOR II	776,79
TAILOR LINK OTTO	OPERADOR II	776,79
TAIS FRENZEL DA ROSA	DENTISTA	933,00
TIAGO NOVO LEMES	AJUDANTE GERAL	508,93
TIAGO SILVEIRA	AUXILIAR DE CONTABIL	892,50
UELINTON RUSSEL SOUZA SILVA	AUXILIAR DE OPERADOR	589,68
VAGNER GONZALES SCAGLIONI	ELETRICISTA II	892,08
VAGNER GOULART MATTOSO	AJUDANTE GERAL	451,00
VALDEMAR LEMOS	MECANICO MONTAG.II	713,33
VALDEMIRO VIEIRA LOPES	AJUDANTE GERAL	528,99
VALDO LOPES DOS SANTOS	MOTORISTA OPERADOR I	765,45
VALTER FERREIRA MARTINS	AUXILIAR DE OPERADOR	589,68
VANDERLEI COUTINHO DO ESPIRITO SANTO	OPERADOR II	776,79
VANDERLEI DA SILVA PAZ	OPERADOR II	776,79
VANDERLEI THEIS ROLL	MECANICO MONTAG.II	891,66
VICTOR HUGO OLIVEIRA ZEPHA	MECANICO MANUT.I	825,93
VILACI SOUZA SILVA	OPERADOR II	776,79
VITOR CESAR NEUENFELD HERRMANN	ESTOQUISTA	919,00
VITOR MATEUS CARDOSO DUARTE	AJUDANTE GERAL	528,99
VITOR RAFAEL LUDTKE DE OLIVEIRA	AJUDANTE GERAL	508,93
VOLMIR CHARAO OLIVEIRA	AJUDANTE GERAL	528,99
WAGNER AUGUSTO MARTINS DE MEDEIROS	AJUDANTE GERAL	528,99

WALCIRES DA SILVEIRA RAMOS	AJUDANTE GERAL	508,93
WALDEMAR VITORIA FILHO	AUX.MECANICA II	589,05
WALDIR BOTELHO	AJUDANTE GERAL	508,93
WLADIMIR ROSA DA SILVA	ANAL. REC. HUMANOS	2.591,35
ZENO VALENTE FERNANDES	ELETRICISTA II	892,08
ZEQUIR KARNOPP MARTINS	OPERADOR II	776,79